                       AMENDED AND RESTATED LOAN AGREEMENT

                              Dated as of February 8, 2005

                                      Among

                            MASTELLONE HERMANOS S.A.

                                   as Company
                                   -- -------

                                       and

                            COMPAGNIE GERVAIS DANONE

                                    as Lender
                                    -- ------

                                       and

                       LEITESOL INDUSTRIA E COMERCIO S.A.,
                            MASTELLONE SAN LUIS S.A.

                                       and

                                   PROMAS S.A.

                            as Subsidiary Guarantors
                            -- ---------- ----------

                                                  TABLE OF CONTENTS
                                                      ARTICLE I
                                          DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01. Certain Defined Terms................................................................................
SECTION 1.02. Computation of Time Periods..........................................................................
SECTION 1.03. Accounting Terms.....................................................................................
SECTION 1.04. Actions by Subsidiary Guarantors.....................................................................

                                                     ARTICLE II
                          THE REFINANCING - CANCELLATION OF THE NEW FLOATING RATE NOTE AND
                                              ISSUANCE OF THE CGD NOTE
SECTION 2.01. Lender's Consent.....................................................................................
SECTION 2.02. Cancellation of the Lender's New Floating Rate Note and Issuance of the CGD Note.....................
SECTION 2.03. Repayment............................................................................................
SECTION 2.04. Interest.............................................................................................
SECTION 2.05. Optional Prepayments.................................................................................
SECTION 2.06. Increased Costs......................................................................................
SECTION 2.07. Payments and Computations............................................................................
SECTION 2.08. Taxes

                                                     ARTICLE III
                      CONDITIONS TO CANCELLATION OF THE LENDER'S FLOATING RATE NOTE AND ISSUANCE OF THE CGD NOTE
SECTION 3.01. Conditions Precedent to the Restrucuturing of the Outstanding Principal Amount, the Cancellation
                of the Lender's Floating Rate Note and Issuance of the CGD Note....................................

                                                     ARTICLE IV
                                           REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of the Company........................................................

                                                      ARTICLE V
                                              COVENANTS OF THE COMPANY
SECTION 5.01. Covenants............................................................................................

                                                     ARTICLE VI
                                                  EVENTS OF DEFAULT
SECTION 6.01. Events of Default....................................................................................

                                                     ARTICLE VII
                                                 THE RELEVANT AGENTS
SECTION 7.01. Authorization and Action.............................................................................

                                       ii

                                                    ARTICLE VIIA
                                        GUARANTEES OF THE FLOATING RATE NOTES
SECTION 7A.01.  Guarantee..........................................................................................
SECTION 7A.02.  Execution and Delivery of Guarantee................................................................
SECTION 7A.03.  Release of a Subsidiary Guarantor..................................................................
SECTION 7A.04.  Waiver of Subrogation..............................................................................
SECTION 7A.05.  Immediate Payment..................................................................................
SECTION 7A.06.  No Set-off.........................................................................................
SECTION 7A.07.  Obligations Absolute...............................................................................
SECTION 7A.08.  Obligations Continuing.............................................................................
SECTION 7A.09.  Obligations Not Reduced............................................................................
SECTION 7A.10.  Obligations Reinstated.............................................................................
SECTION 7A.11.  Obligations Not Affected...........................................................................
SECTION 7A.12.  Waiver.............................................................................................
SECTION 7A.13.  Dealing with the Company and Others................................................................
SECTION 7A.14.  Default and Enforcement............................................................................
SECTION 7A.15.  Costs and Expenses.................................................................................
SECTION 7A.16.  No Waiver; Cumulative Remedies.....................................................................
SECTION 7A.17.  Representation and Warranty of the Subsidiary Guarantor............................................
SECTION 7A.18.  Special Waiver.....................................................................................
SECTION 7A.19.  Severability.......................................................................................
SECTION 7A.20.  Successors and Assigns.............................................................................
SECTION 7A.21.  General Limitation on Guarantee Obligations........................................................

                                                    ARTICLE VIII
                                                    MISCELLANEOUS
SECTION 8.01. Amendments, Etc......................................................................................
SECTION 8.02. Notices, Etc.........................................................................................
SECTION 8.03. No Waiver; Remedies..................................................................................
SECTION 8.04. Costs and Expenses...................................................................................
SECTION 8.05. Right of Set-off.....................................................................................
SECTION 8.06. Binding Effect.......................................................................................
SECTION 8.07. Assignments and Participations; Subsequent Lenders...................................................
SECTION 8.08. Currency Indemnity...................................................................................
SECTION 8.09. Governing Law........................................................................................
SECTION 8.10. Execution in Counterparts............................................................................
SECTION 8.11. Jurisdiction, Etc....................................................................................
SECTION 8.12. Waiver of Jury Trial.................................................................................

Exhibits
--------
Exhibit A - Form of CGD Note
Exhibit B - Form of Pledge Agreement
Exhibit C - Form of Opinion of Argentine Counsel for the Company
Exhibit D - Form of New York counsel for the Company

                       AMENDED AND RESTATED LOAN AGREEMENT

                       Dated as of February 8, 2005

MASTELLONE HERMANOS S.A., a sociedad anonima organized and existing under the
Laws of Argentina (the "COMPANY"), COMPAGNIE GERVAIS DANONE, a sociedad anonima organized and existing under the Laws of France (the "LENDER"), LEITESOL
INDUSTRIA E COMERCIO S.A., a sociedad anonima organized and existing under the
Laws of Brazil, MASTELLONE SAN LUIS S.A., a sociedad anonima organized and existing under the Laws of Argentina, and PROMAS S.A. a sociedad anonima organized and existing under the Laws of Argentina (altogether the "SUBSIDIARY
GUARANTORS").

                                   WITNESSETH

(A)      WHEREAS on March 17, 2000 Alfabanque ("ALFABANQUE") entered into a
         Second Loan Agreement (the "SECOND LOAN AGREEMENT") with Mr. Pascual
         Mastellone, Mr. Victorio B. Mastellone, Mr. Jose Mastellone and
         Dallpoint Investments LLC (the "COMPANY SHAREHOLDERS"). According to
         the Second Loan Agreement, Alfabanque lent to the Company Shareholders the amount of US$ 25,000,000.00;

(B)      WHEREAS on September 4, 2000, Alfabanque authorized the substitution of the Company Shareholders as debtors under the Second Loan Agreement.
         Therefore, as from September 4, 2000, the Company has become
         Alfabanque's debtor under the Second Loan Agreement;

(C)      WHEREAS on June 28, 2002, Alfabanque and the Lender entered into an
         Assignment of the Second Loan Agreement and the Stock Pledge Agreement,
         whereby Alfabanque assigned to the Lender the Second Loan Agreement and all the rights conferred upon thereby;

(D)      WHEREAS in January 2002 the Company defaulted its financial debt and started a restructuring process;

(E)      WHEREAS on March 5, 2004 the Company launched an Offer to purchase for cash and to exchange its financial debt under restructuring. Such Offer was subsequently amended, and a final Offer was launched by the Company on September 16, 2004;

(F)      WHEREAS on April 1, 2004 the Lender and the Company entered into a
         Support Agreement by which the Lender tendered its debt into MHSA's
         Offer;

(G)      WHEREAS on October 22, 2004 the Company concluded its restructuring process and executed all the documents necessary to consummate the purchase for cash and the exchange of its financial debt under such restructuring process;

(H)      WHEREAS due to its participation in the Company's restructuring process, the Lender is a lender under a Loan Agreement (the "LOAN
         AGREEMENT") dated October 22, 2004, and entered into by the Company -as debtor- The Lenders From Time To Time Party to such Loan Agreement -as lenders- Banco Societe Generale S.A. -as Administrative Agent-,

                                       2

         and the Subsidiary Guarantors -as subsidiary guarantors under the Loan
         Agreement-. Accordingly, the Lender has received from the Company a New
         Floating Rate Note in the amount of US$ 29,131,433 (the "OUTSTANDING
         PRINCIPAL AMOUNT");

(I)      WHEREAS the Company and the Lender have agreed to amend and restate the
         New Floating Rate Note -and the Lender's participation in the Loan
         Agreement- in order to refinance the Outstanding Principal Amount due by the Company to the Lender under such New Floating Rate Note, in accordance with the terms and subject to the conditions set forth in this Amended and Restated Loan Agreement (the "AGREEMENT");

                  NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree to extend the tenor and modify the terms of the New Floating Rate Note -and the Lender's participation in the Loan Agreement- as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a)
         existing at the time such Person becomes a Restricted Subsidiary, including by designation, or (b) assumed in connection with the acquisition of assets. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted
         Subsidiary or the date of the acquisition of such assets.

                  "ADDITIONAL AMOUNTS" means additional amounts as may be
         necessary in order that the net amounts received by the Lender after any withholding or deduction in respect of any Taxes shall equal the amounts of principal and interest that would have been received in respect of the CGD Note in the absence of such withholding or deduction.

                  "AFFILIATE" means, with respect to any specified Person, (a)
         any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or
         (b) any other Person that owns, directly or indirectly through one or more Subsidiaries, 10% or more of any class of such specified Person's
         Capital Stock or (c) any executive officer or director of any such specified Person or, with respect to any such 10% stockholder that is a natural Person, any spouse, sibling or child (natural or adopted) of such natural Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person, means the power to vote
         10% or more of any class of voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED"
         have meanings correlative to the foregoing.

                  "AGREEMENT" shall mean this Amended and Restated Loan
         Agreement.

                                       3

                  "ALFABANQUE" shall have the meaning provided for in the
         recitals of this Agreement.

                  "ARGENTINE BANKRUPTCY LAW" means Argentine Law No. 24,422, as amended.

                  "ARGENTINE GOVERNMENT" means the Government of Argentina.

                  "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "TRANSFER"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary;
         (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted
         Subsidiary; or (c) any other properties or assets of the Company or any
         Restricted Subsidiary, other than in the ordinary course of business.
         For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by
         Section 5.01(Q), (ii) between or among the Company or any wholly owned
         Restricted Subsidiaries in accordance with the terms of this Agreement,
         (iii) having a Fair Market Value of not more than US$1.0 million (or, to the extent non-US dollar denominated, the US Dollar Equivalent of such amount) in any given fiscal year, (iv) by the Company or any
         Restricted Subsidiary of damaged, worn out or other obsolete property or assets in the ordinary course of business, (v) any transfer constituting a Restricted Payment that is permitted to be made, and is made, under paragraph (a) of Section 5.01(K) hereof, (vi) that is permitted to be made, and is made, pursuant to the definition of
         "Permitted Investments", and (vii) consisting of Receivables and
         Related Assets or a fractional undivided interest therein sold by the
         Company or any Restricted Subsidiary pursuant to any Permitted
         Receivables Financing.

                  "ATTRIBUTABLE VALUE" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

                  "AUTHORIZED OFFICER" means any member of the Supervisory
         Committee of the Company, any Director of the Company and any employee of the Company as may be duly authorized to take actions under this
         Agreement.

                  "AVERAGE LIFE" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund

                                       4

         requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                  "BASE" means the Buenos Aires Stock Exchange.

                  "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

                  "BOARD RESOLUTION" means a copy of a resolution certified by a
         Notary Public, along with a certificate of any Director, the President, any Vice President, the Chief Financial Officer or the Finance Manager
         of the Company that the Board Resolution has been duly adopted by the
         Board of Directors and that is in full force and effect on the date of such certification, and delivered to the Lender.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City.

                  "CAPITAL EXPENDITURES" shall mean, without duplication, all expenditures or commitments made, directly or indirectly (by way of acquisitions of securities of a Person or the expenditures of cash, the transfer of property or the incurrence of Indebtedness), by the Company or any Restricted Subsidiary, for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with
         GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of the Company and the Restricted
         Subsidiaries.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the Original
         Issue Date.

                  "CAPITALIZED LEASE OBLIGATION" means any obligation of any
         Person under a lease of (or other agreement conveying the right to use)
         any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means (a) any evidence of Indebtedness with a maturity of 270 days or less issued or directly and fully guaranteed or insured by the United States of America or Argentina or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or Argentina, as the case may be, is pledged in support thereof), (b) certificates of deposit, Eurodollar time deposits and bankers' acceptances with a maturity of 270 days or less and overnight bank deposits of any financial institution
         (including any branch thereof) that is organized or regulated under the laws of the United States of America or any state thereof, Brazil,
         Switzerland

                                       5

         or Argentina and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$300 million (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), or US$100 million (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), in the case of any bank or trust company organized or regulated under the laws of
         Argentina and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the
         Securities Act) or (in the case of Argentina) an Argentine affiliate thereof or (c) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the
         District of Columbia and rated at least A-1 by S&P or at least P-1 by
         Moody's.

                  "CASH TENDER OFFER" means the cash tender offer referred to in the Offering Memorandum.

                  "CGD NOTE" means the Company's Collateralized Senior Fixed
         Rate Note due 2014, which will be issued pursuant to Section 2.02 of this Agreement, in substantially the form of Exhibit A hereto.

                  "CHANGE OF CONTROL" means the occurrence of any of the
         following events: (a) prior to the first Qualified Equity Offering,
         Permitted Holders beneficially own (as defined below) less than, directly or indirectly, 51% of the total voting power of all classes of outstanding Voting Stock of the Company; (b) after a Qualified Equity
         Offering, any "person" or "group" (as such terms are used in Sections
         13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the beneficial owner of more than 35% of the total voting power of all classes of outstanding Voting Stock of the Company, unless the Permitted Holders are the beneficial owners of more than 51% of the total voting power of all outstanding Voting Stock of the Company; (c)
         after a Qualified Equity Offering, the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any
         Person, or any Person consolidates with, or merges with or into, the
         Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction
         (i) where the outstanding Voting Stock of the Company is converted or exchanged only to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or is converted into or exchanged for (A) Voting Stock (not including Redeemable Capital Stock)
         of the Surviving Entity or (B) cash, securities and other property
         (other than Voting Stock of the Surviving Entity) in an amount that could be paid by the Company, on a pro forma basis, as a Restricted
         Payment as described under Section 5.01(K) hereof and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted
         Holders, is the beneficial owner of more than 35% of the total voting power of all classes of outstanding Voting Stock of the Surviving
         Entity, unless the Permitted Holders are the beneficial owners of more than 51% of the total voting power of all outstanding Voting Stock of the Surviving Entity; (d) a majority of the elected Board of Directors of the Company has been nominated by any "person" or

                                       6

         "group" (as such terms are used in Sections 13(d) and 14(d) of the
         Exchange Act), other than Permitted Holders or a depositary or custodian for any depositary receipts in respect of Voting Stock of the
         Company (provided that such depositary or custodian is not acting at the direction of any such "person" or "group" other than one or more
         Permitted Holders); or (e) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution. For purposes of this definition, the term "beneficial ownership" shall have the meaning assigned under Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  "CLOSING DATE" has the meaning specified in Section 2.02.

                  "CNV" means Comision Nacional de Valores, the Argentine
         National Securities Commission.

                  "COLLATERAL AGENT" means Banco Rio de la Plata S.A., in its capacity as collateral agent under the Pledge Agreement, and any successor thereto in such capacity.

                  "COMPANY" shall mean Mastellone Hermanos S.A., a sociedad
         anonima, organized and existing under the Laws of Argentina.

                  "COMPANY SHAREHOLDERS" shall have the meaning provided for in the recitals of this Agreement.

                  "CONSOLIDATED AMORTIZATION EXPENSE" of any Person for any
         period means the amortization expense of the Company and its Restricted
         Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of the Company), determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED DEPRECIATION EXPENSE" of any Person for any
         period means the depreciation expense of the Company and its Restricted
         Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of the Company), determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any determination date, the ratio of (i) EBITDA for four full fiscal quarters immediately preceding the determination date, to (ii) the aggregate Fixed Charges for such four fiscal quarters. In making such computations:

                           (i) EBITDA and Fixed Charges shall be calculated on a
                  pro forma basis assuming that (A) the Indebtedness to be
                  incurred or the Redeemable Capital Stock to be issued (and all other Indebtedness incurred or Redeemable Capital Stock issued since the first day of such period of four full fiscal
                  quarters referred to in Section 5.01(J) hereof through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Redeemable Capital Stock), including

                                       7

                  the refinancing of other Indebtedness, had been incurred on the first day of such four quarter period and, in the case of
                  Acquired Indebtedness, on the assumption that the related
                  transaction (whether by means of purchase, merger or
                  otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or
                  disposition by the Company or any Restricted Subsidiary of any
                  properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the
                  stated maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four quarter period;

                           (ii) the Fixed Charges attributable to interest on
                  any Indebtedness required to be computed on a pro forma basis in accordance with paragraph (a) of Section 5.01(J) hereof and
                  (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by
                  applying, at the option of the Company, either the fixed or floating rate;

                           (iii) the Fixed Charges attributable to interest on
                  any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with paragraph
                  (a) under Section 5.01(J) hereof shall be computed based upon the average daily balance of such Indebtedness during the
                  applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of
                  Indebtedness under a revolving credit facility during the
                  applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility;

                           (iv) notwithstanding the foregoing clauses (ii) and
                  (iii), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have
                  accrued at the rate per annum resulting after giving effect to the operation of such agreements; and

                           (v) if after the first day of the applicable
                  four-quarter period the Company has permanently retired any
                  Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Redeemable Capital
                  Stock) of the Company within 30 days of such issuance and
                  sale, Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

                  "CONSOLIDATED INCOME TAX EXPENSE" means, for any Person for any period, the provision for taxes based on income and profits of the
         Company and its Restricted

                                       8

         Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of the Company for such period.

                  "CONSOLIDATED INDEBTEDNESS RATIO" means, as at any date of determination, the ratio of the principal amount of Net Indebtedness of the Company and its Restricted Subsidiaries as of such date, determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP, to EBITDA with respect to the four most recently completed fiscal quarters of the Company through such date.

                  "CONSOLIDATED INTEREST EXPENSE" means, without duplication, for any period, the sum of the interest expense on all Indebtedness of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and
         Attributable Value, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations, (vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest and (ix) any interest payable with respect to discontinued
         operations but excluding interest expense representing the amortization of the gain realized to the Company from the refinancing of the
         Existing Notes and the Existing Bank Debt, which refinancing is effected by the issuance of Senior Notes or Floating Rate Debt.

                  "CONSOLIDATED NET INCOME" for any period means the net income
         (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP;
         provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary of the Company) in which any Person other than the Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any of its Restricted
         Subsidiaries in the form of cash dividends during such period; (ii)
         except to the extent includible in the consolidated net income of the
         Company pursuant to the foregoing clause (i), the net income (or loss)
         of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or
         (b) the assets of such Person are acquired by the Company or any of its
         Restricted Subsidiaries; (iii) the net income of any Restricted
         Subsidiary of the Company during such period to the extent that the declaration or payment of dividends or similar distributions by such
         Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period (except to the extent that (x) such net income could be paid to the Company or a Restricted
         Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise and (y) the Company would not be under any obligation to repay, return, transfer or invest any such amount so paid to or in that Restricted Subsidiary at any time prior to one year after the Stated Maturity of the principal of the CGD Note) or
         (b) would be subject

                                       9

         to any taxes payable on such dividend or distribution; (iv) any gain
         (but not loss), together with any related provisions for taxes on any such gain, realized during such period by the Company or any of its
         Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any of its
         Restricted Subsidiaries or (b) any Asset Sale by the Company or any of
         its Restricted Subsidiaries; (v) any extraordinary gain (but not extraordinary loss), together with any related provision for taxes on any such extraordinary gain, realized by the Company or any of its
         Restricted Subsidiaries during such period; and (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided further that (A) any gain referred to in clauses (iv) and (v) above that relates to a
         Restricted Investment and which is received in cash by the Company or one of its Restricted Subsidiaries during such period shall be included in the Consolidated Net Income and (B) any cash gain referred to in clause (iv) above shall, for purposes only of calculating the amount of
         Restricted Payment that may be made pursuant to Section
         5.01(K)(a)(v)(A), be included in calculating Consolidated Net Income.

                  "CONSOLIDATED NET WORTH" means, as of any date of
         determination, the sum of (i) the consolidated equity of the common stockholders of the Company and its Restricted Subsidiaries as set
         forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries plus (ii)
         the respective amounts reported on such consolidated balance sheet with respect to any series of preferred stock (other than Redeemable Stock)
         that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company and its Restricted
         Subsidiaries upon issuance of such preferred stock, less all write-ups
         (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by the Company or a Restricted Subsidiary, each item determined in conformity with GAAP.

                  "CONSOLIDATED TANGIBLE ASSETS" as of any date of determination means the total assets of the Company and its Restricted Subsidiaries
         (excluding any assets that would be classified as "intangible assets"
         under GAAP) on a consolidated basis as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less all write-ups subsequent to the
         Original Issue Date in the book value of any asset owned by the Company or any of its Restricted Subsidiaries each item determined in conformity with GAAP.

                  "CORPORATION" includes corporations, associations, companies and business trusts.

                  "CURRENCY AGREEMENTS" means any spot or forward foreign
         exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the

                                       10

         ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

                  "DALLPOINT" means Dallpoint Investments LLC, a Delaware
         limited liability company.

                  "DANONE" means Danone Argentina S.A., a sociedad anonima duly organized and existing under the laws of the Republic of Argentina.

                  "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "DEFAULTED INTEREST" has the meaning specified in Section
         2.04.

                  "DISINTERESTED DIRECTOR" means, with respect to any
         transaction or series of transactions in respect of which the Board of
         Directors is required to deliver a resolution of the Board of Directors under this Agreement, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

                  "DISTRIBUTION AGREEMENT" means the distribution agreement
         entered into by and between the Company and Logistica La Serenisima
         S.A. ("LLSSA") on February 8, 2005.

                  "EBITDA" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii)
         Consolidated Income Tax Expense, (iii) Consolidated Amortization
         Expense (but only to the extent not included in Fixed Charges), (iv)
         Consolidated Depreciation Expense, (v) Fixed Charges and (vi) all other non-cash items reducing Consolidated Net Income and minus non-cash items increasing Consolidated Net Income (including exchange differences, holding results, results from exposure to inflation and extraordinary results and excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period and non-cash credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business) of the Company and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that the amounts set forth in clauses (ii) through (vi) shall be included without duplication and only to the extent such amounts actually reduced (or increased) Consolidated Net Income).

                  "EUROS" means euros of the European Union.

                  "EVENT OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCESS PROCEEDS OFFER" has the meaning set forth in Section
         5.01(Q).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE OFFER" means the exchange offer referred to in the
         Offering Memorandum.

                                       11

                  "EXEMPTED AFFILIATE TRANSACTION" means (i) transactions with any Person that is an Affiliate of the Company or any Restricted
         Subsidiary solely as the result of the Company's or such Restricted
         Subsidiary's Investment in such Person, (ii) reasonable and customary regular compensation and fees to directors of the Company or any such
         Restricted Subsidiary who are not employees of the Company or any such
         Restricted Subsidiary, (iii) payments of salary, bonus and other ordinary compensation in the ordinary course of business, to Affiliates of the Company that are employees provided that such payments shall not exceed US$2,000,000 (or the US Dollar Equivalent of such amount in other currencies) in the aggregate in any fiscal year and (iv) any distribution to stockholders, as stockholders, permitted by Section
         5.01(K).

                  "EXISTING BANK DEBT" means each item of Indebtedness described on Schedule II of the Loan Agreement.

                  "EXISTING NOTES" means the Company's 11 3/4% Senior Notes due
         2008.

                  "FAIR MARKET VALUE" means, with respect to any security, asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.
         Fair Market Value shall be determined by the Board of Directors of the relevant Person acting in good faith, whose determination shall be conclusive and shall be evidenced by a Board Resolution.

                  "FEDERAL BANKRUPTCY CODE" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

                  "FIXED CHARGES" means, for any period, the sum of (a)
         Consolidated Interest Expense for such period, (b) all cash paid by the
         Company during such period in respect of interest on any Indebtedness of any other Person guaranteed by the Company or any of its Restricted
         Subsidiaries, and (c) all cash dividend payments (and non-cash dividend payments in the case of any Restricted Subsidiary) on any series of preferred stock of the Company or a Restricted Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

                  "FLOATING RATE DEBT" means the New Floating Rate Debt.

                  "FLOATING RATE DEBT EXCESS PROCEEDS AMOUNT" has the meaning specified in Section 5.01(Q).

                  "FLOATING RATE NOTES" means the New Floating Rate Notes.

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in Argentina, consistently applied, that are in effect from time to time. If any financial term is not addressed or identified under GAAP, such term will be interpreted in accordance with U.S. generally accepted accounting principles in effect at the time.

                                       12

                  "GLOBAL BONDS" means any series of the "Bonos Externos
         Globales de la Republica Argentina en Dolares Estadounidenses" issued by the Republic of Argentina or any other securities issued in connection with the restructuring of such bonds.

                  "GOVERNMENTAL AGENCY" means any public legal entity or public agency of Argentina or the United States, whether created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "GUARANTEE" means, as applied to any obligation, (a) a
         guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb,
         "guarantee" shall have a corresponding meaning.

                  "GUARANTEED DEBT" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of
         Indebtedness guaranteed directly or indirectly in any manner by such
         Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such
         Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor)
         property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "GUARANTEE" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other
         Person.

                  "GUARANTEED OBLIGATIONS" means the obligations required by
         Section 7A.01 to be guaranteed by a Subsidiary Guarantor.

                  "GUARANTEED PARTIES" means all the persons who are now or who hereafter become Lenders.

                  "HEDGING OBLIGATIONS" of any Person means the obligations of such person pursuant to any Interest Rate Agreement or Currency
         Agreement.

                  "INDEBTEDNESS" means, with respect to any Person, without
         duplication, (a) all liabilities of such Person for borrowed money
         (including overdrafts) or for the deferred

                                       13

         purchase price of property or services, (b) all obligations of such
         Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,
         (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate
         Agreements or Currency Agreements, (f) all Indebtedness referred to in
         (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights)
         owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all
         Guaranteed Debt of such Person, and (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Redeemable
         Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital
         Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this
         Agreement, and if such price is based upon, or measured by, the Fair
         Market Value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Indebtedness shall exclude any liability for taxes and any accounts payable and other indebtedness and obligations incurred in the ordinary course of business in connection with the acquisition of goods and services but shall include, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to trade letters of credit, acceptances or the like securing obligations entered into in the ordinary course of business of such Person for the import of equipment used in the business of such Person or inventory for sale to customers to the extent such letters of credit, acceptances or the like are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed to the lender no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, acceptance or the like by such lender).

                  "INDEMNIFIED COSTS" has the meaning specified in Section 7.05.

                  "INDEMNIFIED PARTY" has the meaning specified in Section
         8.04(b).

                  "INDENTURE" means the Indenture dated as of October 22, 2004 between the Company, The Bank of New York, as trustee, and others under which the Senior Notes have been issued.

                                       14

                  "INTEREST PAYMENT DATE" means the last day of each Interest
         Period commencing on or after the Original Issue Date.

                  "INTEREST PERIOD" means each of the period commencing on July
         31, 2004 and ending on the next to occur of June 30 and December 31 after the Original Issue Date and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next to occur of June 30 and December 31; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding
         Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                  "INTEREST RATE AGREEMENTS" means any interest rate protection agreements and other types of interest rate hedging agreements
         (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

                  "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by way of guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the Fair Market Value of the net assets of any Restricted
         Subsidiary at the time that such Restricted Subsidiary is designated an
         Unrestricted Subsidiary shall be deemed to be an "INVESTMENT" made by the Company in such Unrestricted Subsidiary at such time. "INVESTMENTS"
         shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and guarantees of
         Indebtedness that are permitted under Section 5.01(J) hereof.

                  "LAW" means any constitution, treaty, convention, statute, law, code, ordinance, decree, order, determination, rule, regulation, guideline, interpretation, direction, policy or request, or judicial or arbitral decision, judgment or award.

                  "LENDER" has the meaning specified in the introductory
         paragraph hereof.

                  "LENDING OFFICE" means, with respect to the Lender, the
         specified as its "Lending Office" opposite its name on Schedule I hereto, as supplemented from time to time, or in the notification of assignment, or such other office of such Lender as such Lender may from time to time specify to the Company.

                  "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or

                                       15

         personal, movable or immovable, now owned or hereafter acquired. A
         Person shall be deemed to own subject to a Lien any property which such
         Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "LOAN AGREEMENT" has the meaning specified in the recitals of this Agreement.

                  "MATURITY" means, with respect to the CGD Note, the date on which the principal of such CGD Note becomes due and payable as therein provided or as provided in this Agreement, whether at the Stated
         Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise (including pursuant to a Change of Control Offer or an Excess Proceeds Offer).

                   "MOODY'S" means Moody's Investors Service Inc. and its
         successors.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or
         Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted
         Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire
         Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any
         Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, whether or not required by GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any
         Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such
         Asset Sale, all as reflected in an Officers' Certificate delivered to the Lender.

                  "NET EQUITY PROCEEDS" means, with respect to any sale of
         Qualified Capital Stock by the Company or any sale of Qualified Capital
         Stock by any Restricted Subsidiary to parties other than the Company and the Restricted Subsidiaries, the aggregate net proceeds received in cash, after the payment of expenses, commissions and the like incurred in connection therewith. If Redeemable Capital Stock or Indebtedness is converted into Qualified Capital Stock, the amount so converted shall be deemed to be Net Equity Proceeds received at the time of conversion.

                  "NET INDEBTEDNESS" means, at any date of determination, the excess, if any, of the amount of Indebtedness of the Company at such date over the amount of cash and Cash Equivalents of the Company at such date, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

                                       16

                  "NEW FLOATING RATE DEBT" means the Company's Collateralized
         Senior Floating Rate Debt due 2011 which is outstanding under the Loan
         Agreement.

                  "NEW FLOATING RATE NOTE" means the Company's Collateralized
         Senior Floating Rate Amortizing Notes due 2011 which were issued pursuant to the terms and conditions of the Loan Agreement to evidence the New Floating Rate Debt.

                  "NEW OUTSTANDING PRINCIPAL AMOUNT" has the meaning provided for under Section 2.01 (a) of this Agreement.

                  "NON-PARTICIPATING EXISTING NOTES" means Existing Notes which were not accepted by the Company in the Cash Tender Offer or the
         Exchange Offer.

                  "NON-RECOURSE DEBT" means Indebtedness as to which neither the
         Company nor any of its Restricted Subsidiaries (other than the
         Securitization Subsidiary) (a) provides direct credit support
         (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise) (other than the Securitization Subsidiary).

                  "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Purchase
         Money Indebtedness to the extent that such Indebtedness is non-recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets other than the assets financed with the proceeds thereof.

                  "OFFERING MEMORANDUM" means the Company's Offering Memorandum and Proxy Solicitation Statement dated March 5, 2004, as modified and supplemented from time to time through the Original Issue Date.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two
         Authorized Officers of the Company and delivered to the Lender.

                  "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Lender.

                  "ORIGINAL ISSUE DATE" means the date of original issuance of the CGD Note.

                  "OUTSTANDING PRINCIPAL AMOUNT" has the meaning provided for in the recitals of this Agreement.

                  "PAR BONDS" means the 6% Par Bonds in Dollars due 2023 issued by the Republic of Argentina or any other securities issued in connection with the restructuring of such bonds.

                  "PARI PASSU INDEBTEDNESS" means (a) with respect to the CGD
         Note, Indebtedness which ranks pari passu in right of payment to the
         CGD Note, and (b) with respect to any Subsidiary Guarantee,
         Indebtedness which ranks pari passu in right of payment to such
         Subsidiary Guarantee.

                                       17

                  "PERMITTED CAPITAL EXPENDITURES" means (a) (i) for each of the
         Company's fiscal years 2004 through 2006, US$8,000,000 (or the US
         Dollar Equivalent of such amount in other currencies) and (ii) for each of the Company's fiscal years 2007 through 2012, US$10,000,000 (or the
         US Dollar Equivalent of such amount in other currencies), plus (b) the amount (if any) by which (i) the aggregate amount of Permitted Capital
         Expenditures for all of the preceding fiscal years exceeds (ii) the aggregate amount of Capital Expenditures actually made during such fiscal years (excluding those made by application of Net Cash Proceeds or Net Equity Proceeds) (calculated based on the exchange rate in effect at the end of the Company's most recently completed fiscal quarter). For the purposes of this definition, Capital Expenditures shall not include capital expenditures financed by means of a specific financial facility, and shall include the installments corresponding to the facilities previously deducted.

                  "PERMITTED HOLDERS" means Pascual Mastellone, Victorio
         Mastellone, Jose Mastellone, Dallpoint (but only for so long as the beneficial holders of Dallpoint's equity capital on the Original Issue
         Date and their Permitted Transferees own beneficially a majority of
         Dallpoint's equity) and their respective Permitted Transferees.

                  "PERMITTED INDEBTEDNESS" means any of the following:

                           (a) Indebtedness of the Company under any revolving
                  line of credit in an aggregate principal amount not to exceed at any time outstanding the greater of (I) US$15,000,000 (or to the extent non-US Dollar denominated, the US Dollar
                  Equivalent of such amount) and (II) the excess of (x) the
                  higher of (1) 50% of the net book value of accounts receivable or (2) 100% of the net book value of export third-party
                  receivables on a consolidated basis in accordance with GAAP over (y) the US Dollar Equivalent of the amount of financing outstanding under any Permitted Receivables Financing;

                           (b) Indebtedness of the Company pursuant to the
                  Senior Notes, the Floating Rate Debt and the CGD Note,
                  including any Subsequent Notes issued in payment of interest on the Senior Notes pursuant to the Indenture;

                           (c) Indebtedness of the Company outstanding on the
                  Original Issue Date (any such Indebtedness the principal
                  amount of which is in excess of US$1,000,000 (or, to the
                  extent non-US Dollar denominated, the US Dollar Equivalent of such amount) being listed on a schedule hereto);

                           (d) Indebtedness of the Company owing to any wholly
                  owned Restricted Subsidiary other than a Securitization
                  Subsidiary; provided that any Indebtedness of the Company
                  owing to any such Restricted Subsidiary is made pursuant to an intercompany note and is subordinated in right of payment from and after such time as the CGD Note shall become due and
                  payable (whether at Stated Maturity, acceleration or
                  otherwise) to the payment and performance of the Company's obligations under the CGD Note; provided further that (i) any disposition, pledge or transfer of any such Indebtedness to a
                  Person (other than a disposition, pledge or transfer to the
                  Company or another wholly owned

                                       18

                  Restricted Subsidiary other than a Securitization
                  Subsidiary) or (ii) the occurrence of any event by which such
                  Subsidiary ceases to be a Restricted Subsidiary (by way of designation or the subsequent issuance (other than directors'
                  qualifying shares), sale, transfer or other disposition of any
                  Capital Stock or any other event which results in any such
                  Subsidiary ceasing to be a Subsidiary), shall be deemed to be an incurrence of such Indebtedness by the Company not
                  permitted by this clause (d);

                           (e) Indebtedness of the Company under Interest Rate
                  Agreements relating to Indebtedness of the Company otherwise permitted under the Agreement that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative
                  purposes;

                           (f) Indebtedness of the Company under Currency
                  Agreements, provided that (x) such Currency Agreements relate to Indebtedness otherwise permitted under the Agreement or the purchase price of goods purchased or sold by the Company in the ordinary course of its business and (y) such Currency
                  Agreements do not increase the Indebtedness or other
                  obligations of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates or by
                  reason of fees, indemnities and compensation payable
                  thereunder;

                           (g) Indebtedness of the Company or any of its
                  Restricted Subsidiaries incurred in respect of bankers'
                  acceptances and letters of credit provided in the ordinary course of business, provided that the aggregate principal
                  amount of all indebtedness incurred pursuant to this clause does not exceed US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount)
                  outstanding at any one time;

                           (h) Indebtedness of the Company in respect of
                  performance, surety or appeal bonds provided in the ordinary course of business (in each case other than for an obligation for borrowed money);

                           (i) the incurrence by the Company of Indebtedness
                  which serves to refund, refinance or replace (each such
                  incurrence, for purposes of this clause, a "refinancing"), or successively refinance, any Indebtedness incurred by the
                  Company as permitted under paragraph (a) of Section 5.01(J)
                  hereof (other than Permitted Indebtedness) and clauses (b) and
                  (c) above (in the case of a refinancing of the CGD Note,
                  subject to compliance with the Indenture) or any Indebtedness of a Restricted Subsidiary incurred as permitted under the definition of "Permitted Subsidiary Indebtedness" (other than
                  Indebtedness under clause (b) of such definition), so long as
                  (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such
                  Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a
                  declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, (ii) in the case of any refinancing of Pari Passu Indebtedness or Subordinated
                  Indebtedness, such new Indebtedness is (A) in the case of any refinancing of Pari Passu Indebtedness,

                                       19

                  expressly made pari passu with or subordinate in right of
                  payment to the CGD Note and (B) in the case of any refinancing of Subordinated Indebtedness, made subordinate to the CGD Note at least to the same extent as the Subordinated Indebtedness being refinanced and (iii) such new Indebtedness has an
                  Average Life longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity later than the final Stated Maturity of the Indebtedness being refinanced;

                           (j) to the extent considered Indebtedness,
                  contractual obligations of the Company arising under any
                  Permitted Receivables Financing as permitted by the Agreement;

                           (k) Indebtedness of the Company and its Restricted
                  Subsidiaries in an aggregate principal amount not in excess of
                  US$20,000,000 (or, to the extent non-US dollar denominated, the US Dollar Equivalent of such amount) at any one time
                  outstanding;

                           (l) Indebtedness of the Company, any portion of which
                  is guaranteed by any export credit agency, in an aggregate principal amount not in excess of US$20,000,000 at any time outstanding (or, to the extent non-US) Dollar denominated, the
                  US Dollar Equivalent of such amount);

                           (m) Indebtedness in respect of Non-Recourse Purchase
                  Money Indebtedness incurred by the Company or any Restricted
                  Subsidiary in aggregate principal amount not in excess of
                  US$15,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount); and

                           (n) Permitted Subsidiary Indebtedness.

                  "PERMITTED INVESTMENTS" means any Investment by the Company or any Restricted Subsidiary in any of the following:

                           (a) Cash Equivalents;

                           (b) the Company, any Restricted Subsidiary or, to the
                  extent required in connection with a Permitted Receivables
                  Financing, a Securitization Subsidiary (provided that the
                  aggregate amount of Investments made in reliance on clause (b)
                  or (c) of this definition in any Restricted Subsidiary that is not a Subsidiary Guarantor shall not exceed US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
                  Equivalent of such amount));

                           (c) another Person, if as a result of such investment
                  (i) such other Person becomes a Restricted Subsidiary or (ii)
                  such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; provided that if, prior to such Investment, such Person is an Affiliate of the
                  Company, after giving effect to such Investment, the Company could incur at least a US$1.00 of additional

                                       20

                  Indebtedness (other than Permitted Indebtedness) in
                  accordance with the provisions hereof exclusive of Section
                  5.01(J)(a)(ii)(y)(2);

                           (d) loans or advances made to employees or any
                  directors of the Company who are not Affiliates of the Company
                  or any Restricted Subsidiary in the ordinary course of
                  business in an aggregate amount not to exceed US$1,000,000
                  (or, to the extent non-US Dollar denominated, the US Dollar
                  Equivalent of such amount) at any one time outstanding;

                           (e) Interest Rate Agreements or Currency Agreements
                  which constitute Permitted Indebtedness or Permitted
                  Subsidiary Indebtedness;

                           (f) an amount not to exceed US$5,000,000 (or, to the
                  extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding invested in any
                  business reasonably related to the business of the Company on the Original Issue Date;

                           (g) extensions of credit in the nature of accounts
                  receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                           (h) pledges or deposits required in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                           (i) pledges or deposits in connection with (i) the
                  non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations,
                  (ii) contingent obligations on surety or appeal bonds, and
                  (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

                           (j) customary Investments required by the terms of
                  any Permitted Receivables Financing to the extent such
                  Investments are made in the ordinary course and pursuant to ordinary business terms relating to transactions of such
                  nature and do not exceed US$1,000,000 (or, to the extent
                  non-US Dollar denominated, the US Dollar Equivalent of such amount) in the aggregate;

                           (k) Investments consisting of non-cash consideration
                  received in the form of securities, notes or similar
                  obligations in connection with an Asset Sale permitted by
                  Section 5.01(Q) hereof, provided that the aggregate amount of such non-cash consideration received in connection with any such Asset Sale shall not exceed the amount permitted under
                  Section 5.01(Q) hereof;

                           (l) an amount not to exceed US$5,000,000 (or, to the
                  extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding;

                                       21

                           (m) an amount not to exceed US$5,000,000 (or, to the
                  extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding in respect of
                  advances, loans or extensions of credit in the ordinary course of business to suppliers to the Company or any Restricted
                  Subsidiary; and

                           (n) Investments in Senior Notes acquired in the open
                  market.

                  "PERMITTED LIENS" means the following types of Liens:

                           (a) Liens existing as of the Original Issue Date;

                           (b) Liens on property or assets of the Company or any
                  Restricted Subsidiary securing Indebtedness and all other
                  obligations under any revolving line of credit referred to in clause (a) of the definition of "PERMITTED INDEBTEDNESS" or under Interest Rate Agreements or Currency Agreements which constitute Permitted Indebtedness or Permitted Subsidiary
                  Indebtedness;

                           (c) Liens on any property or assets of a Restricted
                  Subsidiary granted in favor of the Company or any wholly owned
                  Subsidiary Guarantor;

                           (d) Liens on any property or assets of the Company or
                  any Restricted Subsidiary securing the CGD Note or the
                  Subsidiary Guarantees;

                           (e) Liens securing Purchase Money Indebtedness,
                  provided that such Liens extend only to the property being acquired and such Lien is created within 90 days of the
                  purchase of such property;

                           (f) statutory Liens of landlords and carriers,
                  warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with
                  GAAP shall have been made therefor;

                           (g) Liens for taxes, assessments, government charges
                  or claims that are being contested in good faith by
                  appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                           (h) easements, rights-of-way, restrictions and other
                  similar charges or encumbrances not interfering in any
                  material respect with the business of the Company or any
                  Restricted Subsidiary incurred in the ordinary course of
                  business;

                           (i) Liens arising out of judgments or orders that
                  have been adequately bonded or with respect to which a stay of execution (or the equivalent thereof under Argentine law) has been obtained pending an appeal or proceeding for review;

                                       22

                           (j) Liens securing Acquired Indebtedness created
                  prior to (and not in connection with or in contemplation of)
                  the incurrence of such Indebtedness by the Company or any
                  Restricted Subsidiary, provided that such Lien does not extend to any property or assets of the Company or any Restricted
                  Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

                           (k) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                           (l) Liens securing reimbursement obligations of the
                  Company or any Restricted Subsidiary with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds
                  thereof;

                           (m) Liens incurred or deposits made to secure the
                  performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, contracts (other than for Indebtedness), performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                           (n) Liens in favor of customs and revenue authorities
                  arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                           (o) Liens arising solely by virtue of any statutory
                  provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution,
                  provided, however, that such deposit account is not a
                  dedicated cash collateral account and is not subject to
                  restrictions against access by the Company or any of its
                  Restricted Subsidiaries;

                           (p) to the extent considered giving rise to Liens on
                  the assets of the Company or its Restricted Subsidiaries,
                  Liens on Receivables and Related Assets incurred in connection with a Permitted Receivables Financing;

                           (q) Liens on Capital Stock of Promas S.A. securing
                  amounts owed to the Argentine Government in respect of taxes the payment of which has been deferred pursuant to an
                  agricultural incentive program to fund a portion of the
                  Company's investment in Promas S.A.; and

                           (r) any extension, renewal or replacement, in whole
                  or in part, of any Lien described in the foregoing clauses (a)
                  through (q); provided that any such extension, renewal or
                  replacement shall be no more restrictive in any material
                  respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets not
                  intended to be covered by such Lien.

                                       23

                  "PERMITTED RECEIVABLES FINANCING" means a transaction or
         series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) designed to afford the Company a source of working capital liquidity pursuant to which (a) a Securitization Subsidiary purchases Receivables and Related
         Assets from the Company or any Restricted Subsidiary and finances such
         Receivables and Related Assets through the issuance of indebtedness or equity interests or through the sale of the Receivables and Related
         Assets or a fractional undivided interest therein or (b) the Company or a Restricted Subsidiary finances Receivables and Related Assets through the sale of the Receivables and Related Assets or fractional undivided interests therein; provided that (i) the documentation in respect of such Permitted Receivables Financing shall not provide for financing of more than the US Dollar Equivalent of US$15,000,000, (ii) the Board of
         Directors shall have determined in good faith that such Permitted
         Receivables Financing is economically fair and reasonable to the
         Company, (iii) all sales of Receivables and Related Assets or fractional undivided interests therein, if any, are made at Fair Market
         Value, which shall be an amount not less than 85% of the aggregate face amount of the Receivables and Related Assets or fractional undivided interests therein sold, provided that if Receivables and Related Assets or fractional undivided interests therein are sold in connection with a
         Permitted Receivables Financing for less than 85% of their aggregate face amount, the foregoing 85% limit will not apply so long as the
         Company obtains a written opinion from an investment banking firm recognized in Argentina or an accounting firm, in each case unaffiliated with the Company, to the effect that such sale is at least at Fair Market Value, (iv) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors), (v) no portion of any Indebtedness of a Securitization Subsidiary is Indebtedness other than Non-Recourse Debt (other than recourse for customary
         representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the Receivables and Related
         Assets) and (vi) neither the Company nor any Restricted Subsidiary
         (other than such Securitization Subsidiary) has any obligation to maintain or preserve the Securitization Subsidiary's financial condition or cause the Securitization Subsidiary to achieve certain levels of operating results.

                  "PERMITTED SUBSIDIARY INDEBTEDNESS" means any of the
         following:

                           (a) Indebtedness of any Restricted Subsidiary
                  outstanding on the Original Issue Date (any such Indebtedness the principal amount of which is in excess of US$1,000,000 (or to the extent non-US Dollar denominated, the US Dollar
                  Equivalent of such amount) being listed on a schedule hereto);

                           (b) Indebtedness of a Restricted Subsidiary (in the
                  case of a Securitization Subsidiary, solely to the extent such
                  Indebtedness is incurred pursuant to a Permitted Receivables
                  Financing) owing to the Company, or a wholly owned Restricted
                  Subsidiary other than a Securitization Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note; provided further that any disposition, pledge or
                  transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a wholly owned Restricted Subsidiary other than a Securitization
                  Subsidiary), shall

                                       24

                  be deemed to be an incurrence of such Indebtedness by such
                  Restricted Subsidiary not permitted by this clause (b);

                           (c) Indebtedness (including guarantees) of a
                  Restricted Subsidiary under Interest Rate Agreements relating to Indebtedness of such Restricted Subsidiary otherwise
                  permitted under the Indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative
                  purposes;

                           (d) Indebtedness (including guarantees) of a
                  Restricted Subsidiary under Currency Agreements, provided that
                  (x) such Currency Agreements relate to Indebtedness otherwise permitted under this Agreement or the purchase price of goods purchased or sold by such Restricted Subsidiary in the
                  ordinary course of its business and (y) such Currency
                  Agreements do not increase the Indebtedness or other
                  obligations of such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation
                  payable thereunder;

                           (e) Indebtedness of any Subsidiary Guarantor under
                  its Subsidiary Guarantee of the Floating Rate Notes or its
                  guarantee of the Senior Notes as contemplated by the
                  Indenture;

                           (f) guarantees by any Subsidiary Guarantor of
                  Indebtedness incurred by the Company in compliance with (i)
                  paragraph (a) of Section 5.01(J) hereof (other than Permitted
                  Indebtedness) or (ii) clause (a) or (k) of the definition of
                  "Permitted Indebtedness" to the extent the obligations of such
                  Subsidiary Guarantor under such guarantees are pari passu with the Subsidiary Guarantee of such Subsidiary Guarantor;

                           (g) Indebtedness of any Restricted Subsidiary in
                  respect of performance, surety or appeal bonds incurred in the ordinary course of business (in each case other than for an obligation for borrowed money);

                           (h) the incurrence by a Restricted Subsidiary of
                  Indebtedness which serves to refund, refinance or replace
                  (each such incurrence, for purposes of this clause, a
                  "refinancing"), or successively refinances any Indebtedness incurred as permitted under clause (a), (f) or (k), so long as
                  (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such
                  Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a
                  declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, (ii) in the case of any refinancing of any Subsidiary Guarantee, any Pari Passu
                  Indebtedness or any Subordinated Indebtedness of such
                  Restricted Subsidiary, such new Indebtedness is (A) in the case of any refinancing of the Subsidiary Guarantee or Pari
                  Passu Indebtedness of such Restricted Subsidiary, expressly made pari passu with or subordinate in right of payment to the
                  Subsidiary Guarantee, and (B) in the case of any refinancing of Subordinated Indebtedness, made subordinate to the

                                       25

                  Subsidiary Guarantee of such Restricted Subsidiary at least to the same extent as the Subordinated Indebtedness being
                  refinanced and (iii) such new Indebtedness has an Average Life longer than the Average Life of the Indebtedness being
                  refinanced and a final Stated Maturity later than the final
                  Stated Maturity of the Indebtedness being refinanced;

                           (i) the incurrence of Indebtedness in a Permitted
                  Receivables Financing; and

                           (j) Acquired Indebtedness of any Restricted
                  Subsidiary, provided that after giving effect to the
                  incurrence thereof, the Company could incur at least US$1.00 of Indebtedness (other than Permitted Indebtedness) in
                  accordance with the provisions hereof exclusive of Section
                  5.01(J)(a)(ii)(y)(2).

                  "PERMITTED TRANSFEREES" means, with respect to any Person: (i)
         in the case of any Person who is a natural person, such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership all of the direct and beneficial equity ownership of which is held by one or more Permitted Holders; (ii) in the case of any Person who is a natural person, the heirs, executors, administrators or personal
         representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (iii) in the case of any
         Person who is not a natural person, any Affiliate of such Person.

                  "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                  "PERSONAL ASSET TAXES" means taxes imposed pursuant to the
         Personal Asset Tax Law of Argentina No. 23,966, as amended from time to time, and as modified by governmental decree or otherwise.

                  "PESOS" and the symbol "PS" means pesos of Argentina.

                  "PLEDGE AGREEMENT" means the "contrato de prenda" among the
         Collateral Agent and the Company Shareholders securing ratably and on a first priority basis the Floating Rate Debt and the New Outstanding
         Principal Amount (and interest thereunder) which is governed and construed in accordance with Argentine law, a copy of which is attached as Exhibit B hereto.

                  "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Original Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                                       26

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the
         Company or any of its Restricted Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Restricted
         Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent the purchase of such assets is not part of an acquisition of any Person.

                  "QUALIFIED CAPITAL STOCK" of any person means any and all
         Capital Stock of such person other than Redeemable Capital Stock.

                  "QUALIFIED EQUITY OFFERING" means an offer and sale of common stock (which is Qualified Capital Stock) or American Depositary Shares
         of the Company pursuant to a registration statement that has been declared effective by the U.S. Securities and Exchange Commission pursuant to the Securities Act (other than a registration statement on
         Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or in compliance with Argentine
         Law No. 17,811, as amended, that results in at least 20% of the total voting power of all Voting Stock of the Company having been sold to the public, provided that the offering price of the shares or American
         Depositary Shares of the Company which are sold in such offering shall equal at least US$20 million or the equivalent in Pesos.

                  "RECEIVABLES AND RELATED ASSETS" mean accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such receivables, including interest in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

                  "REDEEMABLE CAPITAL STOCK" means any class or series of
         Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final
         Stated Maturity of the Floating Rate Notes or is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated
         Maturity.

                  "REGISTER" has the meaning specified in Section 8.07(c).

                  "RELEVANT AGENT" has the meaning specified in Section 7.01.

                  "RELEVANT CURRENCY" has the meaning specified in Section 8.08.

                  "RESTRICTED SUBSIDIARY" means any direct or indirect
Subsidiary of the Company other than an Unrestricted Subsidiary.

                                       27

                  "S&P" means Standard & Poor's Ratings Services, a division of
         The McGraw-Hill Companies, Inc. and its successors.

                  "SALE AND LEASEBACK TRANSACTION" means any transaction or
         series of related transactions pursuant to which the Company or a
         Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

                  "SECOND LOAN AGREEMENT" shall have the meaning provided of in the recitals of this Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

                  "SECURITIZATION SUBSIDIARY" means a wholly owned Subsidiary of the Company (a) that is designated (as set forth below) as a
         "SECURITIZATION SUBSIDIARY" by the Board of Directors of the Company,
         (b) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables
         Financings, (c) no portion of the Indebtedness or any other obligation
         (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a
         Permitted Receivables Financing or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted
         Receivables Financing, (d) with which neither the Company nor any other
         Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (e) with respect to which neither the Company nor any other
         Restricted Subsidiary of the Company has any obligation to maintain or preserve such Securitization Subsidiary's financial condition or cause such Securitization Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Lender by filing with the Lender a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "SENIOR NOTES" means the Series A-1 Senior Notes, the Series
         A-2 Senior Notes, the Series B-1 Senior Notes, the Series B-2 Senior
         Notes.

                  "SERIES A-1 SENIOR NOTES" means the Company's 8% Series A-1
         Collateralized Senior Notes due 2012 issued under the Indenture.

                  "SERIES A-2 SENIOR NOTES" means the Company's 8% Series A-2
         Senior Notes due 2012 issued under the Indenture.

                                       28

                  "SERIES B-1 SENIOR NOTES" means the Company's 8% Series B-1
         Collateralized Senior Notes due 2012 issued under the Indenture.

                  "SERIES B-2 SENIOR NOTES" means the Company's 8% Series B-2
         Senior Notes due 2012 issued under the Indenture.

                  "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such
         Regulation is in effect on the Original Issue Date, except all references to "10 percent" in such definition shall be changed to "3 percent".

                  "STATED MATURITY" means, when used with respect to any
         installment of principal of or interest on the CGD Note, the date specified in the CGD Note as the fixed date on which such installment is due and payable, and, when used with respect to any other
         Indebtedness, means the date specified in the instrument governing such
         Indebtedness as the fixed date on which the principal of such
         Indebtedness, or any installment of interest thereon, is due and payable.

                  "SUBORDINATED INDEBTEDNESS" means (i) when used with respect to the Company, Indebtedness of the Company that is expressly subordinated in right of payment to the Floating Rate Notes and (ii)
         when used with respect to any Restricted Subsidiary, Indebtedness of such Restricted Subsidiary that is expressly subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee.

                  "SUBSEQUENT LENDER" means each new Person that becomes a
         Lender under this Agreement.

                  "SUBSIDIARY" means, with respect to any specific Person,
         another Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by such specified
         Person or by one or more other Subsidiaries of such specified Person or by such specified Person and one or more other Subsidiaries of such specified Person or which is otherwise controlled by such specified
         Person or by one or more other Subsidiaries of such specified Person or by such specified Person and one or more other Subsidiaries of such specified Person.

                  "SUBSIDIARY GUARANTEE" means the guarantee by the Company's existing or future direct or indirect Restricted Subsidiaries of the obligations of the Company under this Agreement and the CGD Note in accordance with the provisions of this Agreement.

                  "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that has (i) been designated as a "Subsidiary Guarantor" of the CGD Note under this Agreement by resolution of the Board of Directors of the
         Company, (ii) has executed and delivered this Agreement as a Subsidiary
         Guarantor or has executed and delivered to the Lender an agreement in form and substance reasonably satisfactory to the Lender pursuant to which such Restricted Subsidiary shall have agreed to guarantee all of the obligations of the Company with respect to the CGD Note issued under this Agreement on the terms set

                                       29

         forth in Article VIIA and (iii) delivered to the Lender an opinion of counsel reasonably satisfactory to the Lender to the effect that this
         Agreement or such agreement, as the case may be, has been duly executed and delivered by such Restricted Subsidiary and, in the case of such agreement, is in compliance with the terms of this Agreement.

                  "SUPERVISORY COMMITTEE" means the committee of statutory
         auditors appointed by the shareholders of the Company.

                  "SURVIVING ENTITY" has the meaning specified in Section
         5.01(A).

                  "TAXES" has the meaning set forth in Section 2.09.
         "UNRESTRICTED SUBSIDIARY" means (a) any direct or indirect Subsidiary of the Company that at the time of determination shall be an
         Unrestricted Subsidiary (as designated by the Board of Directors of the
         Company, as provided below) and (b) any direct or indirect Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company
         may designate any direct or indirect Subsidiary of the Company
         (including any newly acquired or newly formed Subsidiary) to be an
         Unrestricted Subsidiary so long as (i) neither the Company nor any
         Restricted Subsidiary is directly or indirectly liable for any
         Indebtedness of such Subsidiary, (ii) no default with respect to any
         Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary (other than the Senior Notes, the Floating
         Rate Notes, the CGD Note and guarantees thereof) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any
         Investment in such Subsidiary made as a result of designating such
         Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 5.01(K), (iv) neither the Company nor any Restricted
         Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and (v) neither the Company nor any
         Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such
         Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Lender by filing a board resolution with the Lender giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this
         Agreement and the Company could incur US$1.00 of additional
         Indebtedness (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section 5.01(J)(a)(ii)(y)(2).

                  "US DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than the US Dollar, at any time for the determination thereof, the amount of US Dollars obtained by converting such foreign currency involved in such computation into US Dollars at the spot rate for the purchase of US Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New
         York time) on the date not more than two Business Days prior to the determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted

                                       30

         Indebtedness), any Investment can be made and any Affiliate Transaction can be undertaken (a "TESTED TRANSACTION"), the "US DOLLAR EQUIVALENT"
         of such Indebtedness, Investment or Affiliate Transaction shall be determined on the basis of the date incurred, made or undertaken and no subsequent change in the US Dollar Equivalent shall cause such Tested
         Transaction to have been incurred, made or undertaken in violation of this Agreement.

                  "US DOLLARS", "UNITED STATES DOLLARS", "US$" and the symbol
         "$" each mean dollars of the United States of America.

                  "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "WHOLLY OWNED" means, with respect to any Subsidiary of any
         Person, that all of the outstanding Capital Stock of such Subsidiary
         (other than a de minimis number of director's qualifying shares or de minimis investments by non-Argentine nationals mandated by applicable law) is owned by such Person or one or more wholly owned Subsidiaries of such Person.

         SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         SECTION 1.03. Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally
Accepted Accounting Principles.

         SECTION 1.04. Actions by Subsidiary Guarantors. The obligations and actions stated in this Agreement to have been undertaken and taken by a
Subsidiary Guarantor shall be deemed to have been undertaken and taken (i) in the case of a Subsidiary Guarantor which executes this Agreement, upon its execution hereof, and (ii) in the case of another Subsidiary Guarantor, upon its execution and delivery to the Lender of an agreement as contemplated by the definition of a "Subsidiary Guarantor".

                                   ARTICLE II
        THE REFINANCING - CANCELLATION OF THE NEW FLOATING RATE NOTE AND
                            ISSUANCE OF THE CGD NOTE

                  SECTION 2.01. Lender's consent.

    (a) The Company and the Lender have agreed, to amend and restate the
Lender's New Floating Rate Note -and the Lender's participation in the Loan
Agreement- in order to refinance the Outstanding Principal Amount due by the
Company to the Lender under such Lender's New

                                       31

Floating Rate Note with effects as of the date hereof and subject to the provisions contained in this Agreement.

    (b) As a result of the refinancing of the Outstanding Principal Amount, the
Company and the Lender agree that the total amount due by the Company to the
Lender as from the date of this Agreement will be US$15,000,000 (the "NEW
OUTSTANDING PRINCIPAL AMOUNT"), the aggregate of which the Company irrevocably acknowledges to owe to the Lender, plus the interest, costs and expenses as provided for in this Agreement.

    (c) Accordingly, the Lender hereby waives its right to US$14,131,433 of the
Outstanding Principal amount, of which US$4,131,433 is related to past due interest accrued until June 2002 which are waived to the extent that past due interest owed to other creditors of the Company were not paid and have been cancelled. Therefore the amounts owed to it by the Company shall be irrevocably reduced to the New Outstanding Principal Amount.

         SECTION 2.02. SECTION 2.02. Cancellation of the Lender's New
Floating Rate Note and Issuance of CGD Note. (i) The Closing Date shall be on the date hereof.

         Consequently, subject to the conditions specified in Section 3.01, on the date hereof the Company cancels the Lender's New Floating Rate Note and issues to the Lender the CGD Note to evidence the Company's obligation to pay the New Outstanding Principal Amount, the interest thereunder and any other payment obligation under this Agreement.

         SECTION 2.03. Repayment. The Company shall pay to the Lender on
December 31, 2013 the aggregate principal amount of the CGD Note.

         SECTION 2.04. Interest. The Company shall pay interest on the unpaid principal amount of this Agreement and the CGD Note as from December 31, 2004 at a rate of 8% per annum during each Interest Period.

         Any interest on this Agreement and the CGD Note (and any Additional
Amounts payable in respect thereof) which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Lender, and such defaulted interest (and any Additional Amounts payable in respect thereof) and (to the extent lawful) interest on such defaulted interest at the rate borne by this Agreement and the CGD Note (such defaulted interest and interest thereon herein collectively called "DEFAULTED
INTEREST") shall be paid in full and on demand and shall accrue from the date the amount is due until the date such amount is paid in full.

         SECTION 2.05. Optional Prepayments. Subject to Section 10.22 of the
Indenture as in effect on the date hereof, the Company may, upon at least three
Business Days' notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding principal amount of the CGD Note in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

                                       32

         SECTION 2.06. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of funding or maintaining the CGD Note
(excluding for purposes of this Section 2.06 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.08 shall govern) and (ii)
changes in the basis of taxation of overall net income or overall gross income by the United States or by the jurisdiction or state under the laws of which the
Lender is organized or has its Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by the Lender, pay to the Lender for its account additional amounts sufficient to compensate the Lender for such increased cost. Such demand shall be accompanied by a certificate as to the amount of such increased cost, a reasonable explanation of the reason for such increased cost and a reasonably detailed computation thereof and shall be conclusive and binding for all purposes, absent manifest error.

    (b) If the Lender determines that compliance with any Law or any guideline or request from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the
Lender and that the amount of such capital is increased by or based upon the existence of the Lender's holding of the CGD Note and similar obligations, then, upon demand by the Lender, the Company shall pay to the Lender, from time to time as demanded by the Lender, additional amounts sufficient to compensate the
Lender or such corporation in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to its holding of the CGD Note. Such demand shall be accompanied by a certificate as to such amounts, a reasonable explanation of the reason for such increase in capital and a reasonably detailed computation of such amounts and shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.07. Payments and Computations. (a) The Company shall make each payment hereunder and under the CGD Note, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (local time in the city of
Buenos Aires) on the day when due in the currency in which the CGD Note is denominated to the Lender at the relevant Lender's account in same day funds.
Upon the notification of an assignment as provided in Section 8.07, from and after the date of notification, the Company shall make all payments hereunder and under the CGD Note in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such assignment shall make all appropriate adjustments in such payments for periods prior to such notification date directly between themselves.

    (b) The Company hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder or under the CGD Note held by the Lender, to charge from time to time against any or all of the Company's accounts with the Lender any amount so due.

    (c) All computations of interest shall be made by the Company on the basis of a 360 day-year of twelve 30-day months. Each determination by the Company of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                                       33

    (d) Whenever any payment hereunder or under the CGD Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, provided, however, that, if such extension would cause payment of interest or principal to be made in the next following calendar month, such payment shall be made on the next preceding
Business Day.

    (e) In the event of any foreign exchange restriction or prohibition in
Argentina, any and all payments in respect of the CGD Note shall be made, to the extent permitted by such restriction or prohibition, in the relevant currency through (i) the purchase with Argentine Pesos of any series of Global Bond, PAR
Bonds or of any other public or private bond or security issued in US Dollars or
Euros or any other currency in Argentina and transferring and selling the same outside Argentine for US Dollars or (ii) any other legal mechanism for the acquisition of US Dollars or Euros in any exchange market, including, but not limited to, the delivery by the Company to the Lender of debt or equity instruments denominated in US Dollars or Euros which are traded in New York
City, London or Frankfurt in an amount sufficient for the Lender to acquire from the sale thereof in New York City, London or Frankfurt an amount of US Dollars or Euros, net of any commissions, fees or other costs, to cover each such payment. The Lender shall sell such instruments promptly after the delivery to it and, in any event, within 10 Business Days after each such delivery, unless the Company shall, at the Lender's request, otherwise agree in writing. All costs, including any taxes, relative to such operations to obtain US Dollars or
Euros shall be borne by the Company.

         SECTION 2.08. Taxes. (a) Subject to the following subsection (b), unless otherwise required by law, all payments made by the Company or any
Subsidiary Guarantor will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or penalties and interest related thereto ("TAXES") of whatever nature imposed, levied, collected, withheld or assessed by or within Argentina or any authority therein or thereof or having power to tax, including, but not limited to, federal, provincial and municipal authorities. In the event any such Taxes are so imposed on any payments made by the Company or any such Subsidiary
Guarantor, the Company or such Subsidiary Guarantor, as the case may be, will pay such Additional Amounts as may be necessary in order that the net amounts received by each Lender (including Additional Amounts) after any withholding or deduction in respect of such Taxes shall equal the respective amounts of principal, premium, if any, and interest that would have been received in respect of the CGD Note in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to any withholding or deduction in respect of any payment under the CGD Note or a Subsidiary
Guarantee to, or to a third party on behalf of, the Lender for or on account of any such Taxes imposed (i) by reason of the Lender being a resident of
Argentina; (ii) if presentation is required in respect of the CGD Note or a
Subsidiary Guarantee, by reason of presentation by the Lender for payment on a date more than thirty (30) days after the date on which such payment first became due and payable or the date on which such payment is duly provided, whichever occurs later, except to the extent that the Lender would have been entitled to such Additional Amounts on presenting such CGD Note or Subsidiary
Guarantee for payment on the last date of such period of thirty (30) days; (iii)
in respect of any estate, asset (other than Personal Asset Taxes), inheritance, gift, sales or transfer tax or similar tax assessment or

                                       34

governmental charge; (iv) any tax, assessment or other governmental charge
(other than Personal Asset Taxes) which is payable otherwise than by withholding from payments on or in respect of the CGD Note; or (v) any combination of the reasons set forth in clause (i), (ii), (iii) or (iv) above. Furthermore, no
Additional Amounts shall be paid to a Lender that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the
Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Lender.

    (b) (i) If the CGD Note is transferred to a transferee payments to which are subject to a Tax at a rate that is higher than the rate of Tax to which payments to the Lender is subject at the time of transfer, the Company shall only pay the
Tax on such payments at the rate applicable to payments to the transferor on the date of the transfer; provided if the rate of Tax to which payments to the transferee is subject is lower than the rate of Tax to which payments to the transferor is subject the Company shall pay Taxes on such payments at such lower rate.

    (ii) At least 30 calendar days prior to each date on which any payment under or with respect to the CGD Note is due and payable, if the Company or any
Subsidiary Guarantor, as applicable, will be obligated to pay Additional Amounts with respect to such payment, the Company or such Subsidiary Guarantor will deliver to the Lender an Officers' Certificate stating the fact that such
Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Lender to collect such Additional
Amounts from the Company on the payment date and specifying the amount required to be deducted or withheld on the payments of principal and interest (and premium, if any) due on such payment date for or on account of Taxes and certifying that such amount will be deducted or withheld and paid by the Company or Subsidiary Guarantor, as the case may be, to the appropriate taxing or governmental authority. Whenever in the Agreement there is mentioned, in any context, the payment of principal, premium, if any, interest, or any other amount payable, under or with respect to the CGD Note or Subsidiary Guarantee, such mention shall be deemed to include mention of the payment of Additional
Amounts to the extent that, in such context, Additional Amounts are payable in respect thereof.

    (iii) If the Company is held liable for any Personal Asset Taxes imposed on the Lender or direct owners of the CGD Note with respect to the CGD Note, the
Company hereby agrees to waive any right that it may have as a matter of
Argentine law to seek reimbursement from such Lender or direct owners of the CGD
Note for any such Personal Asset Taxes paid.

    (iv) In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States or any political subdivision thereof or taxing authority thereof or in the foregoing in respect of the creation, issue and offering of the CGD Note, and will pay any court, documentary or similar taxes and duties required to be paid in connection with the enforcement of the CGD Note following the incurrence of any Event of Default.

                                       35

                                  ARTICLE III
                   CONDITIONS TO CANCELLATION OF EXISTING DEBT
                          AND ISSUANCE OF THE CGD NOTE

         SECTION 3.01. Conditions Precedent to the restructuring of the
Outstanding Principal Amount, the Cancellation of the Lender's New Floating Rate
Note and Issuance of the CGD Note. It is a condition to the restructuring of the
Outstanding Principal Amount, the cancellation of the Lender's New Floating Rate
Note and the issuance of the CGD Note to the Lenders pursuant to Section 2.02 that each of the following conditions precedent have been satisfied:

         (a) On the Closing Date, the following statements shall be true and the
    Lender shall have received an Officers' Certificate, dated the Closing Date, stating that:

             (i) The representations and warranties contained in Section 4.01 are correct on and as of the Closing Date, and

             (ii) No event has occurred and is continuing that constitutes a
         Default.

         (b) The Lender shall have received on or before the Closing Date the following, each dated the Closing Date:

             (i) The CGD Note to be issued on the Closing Date.

             (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the issuance of the CGD
         Note, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the CGD Note.

             (iii) A favorable opinion of Shearman & Sterling LLP, New York counsel for the Company, substantially in the form of Exhibit E hereto.

             (iv) A favorable opinion of Cibils I Labougle I Ibanez, counsel for the Company, substantially in the form of Exhibit C hereto.

             (v) Evidence satisfactory to the Lender that the Pledge Agreement has been executed by the parties thereto and the pledge of shares contemplated thereby shall have been made and perfected.

         (c) The Distribution Agreement shall continue to be in full force and effect; and

         (d) Neither the Company, nor the Company Shareholders shall have breached any obligation set forth in any of the agreements in force between any of them and LLSSA and/or Danone or the Lender.

                                       36

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Company. The
Company represents and warrants as follows:

         (a) The Company is a sociedad anonima duly organized, validly existing and in good standing under the laws of Argentina.

         (b) The execution, delivery and performance by the Company of this
    Agreement and the CGD Note and by each Subsidiary Guarantor of its
    Subsidiary Guarantee, and the consummation of the transactions contemplated hereby, are within the Company's, and at the time of the execution of such
    Subsidiary Guarantee, will be within such Subsidiary Guarantor's, corporate powers, have been and, at the time of the execution of such Subsidiary
    Guarantee, will have been, duly authorized by all necessary corporate action of the Company or such Subsidiary Guarantor, as the case may be, and do not and, at the time of the execution of such Subsidiary Guarantee, will not, contravene (i) the Company's or such Subsidiary Guarantor's, as the case may be, charter or by-laws or (ii) Law or any contractual restriction binding on or affecting the Company or such Subsidiary Guarantor, as the case may be.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the CGD Note or, at the time of execution of a Subsidiary Guarantee, will be required for the due execution, delivery and performance by the relevant Subsidiary Guarantor of its Subsidiary
    Guarantee, except, in each such case, such as have or will have been duly obtained, taken or given.

         (d) This Agreement has been, and the CGD Note and the Subsidiary
    Guarantees when delivered hereunder will have been, duly executed and delivered by the Company or relevant Subsidiary Guarantor, as the case may
    be. This Agreement is, and the CGD Note and the Subsidiary Guarantees when delivered hereunder will be, the legal, valid and binding obligation of the
    Company or the relevant Subsidiary Guarantor, as the case may be, enforceable against the Company or the relevant Subsidiary Guarantor, as the case may be, in accordance with their respective terms.

         (e) The Company has not paid to its other creditors any amount of past due interest owed to them since the Company defaulted its debts (other than as provided in the restructuring documents), which have been cancelled as a consequence of the compliance of the restructuring process.

         (f) The consolidated financial statements of the Company as at December
    31, 2003, accompanied by an opinion of Deloitte & Co., S.R.L., independent public accountants, and the unaudited consolidated financial statements of the Company as at September 30, 2004, copies of which have been furnished to the Lender, fairly present the consolidated financial condition of the
    Company as at such dates and the consolidated

                                       37

    results of the operations of the Company for the year and nine-month period ended on such dates, respectively, all in accordance with GAAP. Since
    September 30, 2004, there has been no material adverse change in the consolidated financial condition or results of operations of the Company.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

         SECTION 5.01. Covenants. So long as the CGD Note shall remain unpaid:

                  (A) Company May Consolidate, Etc., Only on Certain Terms. (a)
         The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person
         (other than a Restricted Subsidiary) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or Persons
         (other than a Restricted Subsidiary) or permit any of its Restricted
         Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis as an entirety to any other Person or Persons
         (other than a Restricted Subsidiary), unless at the time and immediately after giving effect thereto:

                           (i) either (x) if the transaction is a consolidation
                  or merger, the Company will be the continuing corporation or
                  (y) the Person (if other than the Company) formed by such
                  consolidation or into which the Company or such Restricted
                  Subsidiary is merged or the Person that acquires by sale,
                  assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis as an
                  entirety (the "SURVIVING ENTITY") (A) will be a corporation duly organized and validly existing under the laws of
                  Argentina, and (B) will expressly assume, by a supplemental agreement, in form satisfactory to the Lender, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest (and Additional Amounts, if any) on the CGD Note and the performance and observance of every covenant of this Agreement on the part of the Company to be performed or observed;

                           (ii) immediately after giving effect to such
                  transaction or series of transactions on a pro forma basis
                  (and treating any obligation of the Company or any Restricted
                  Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of
                  Default will have occurred and be continuing;

                           (iii) immediately after giving effect to such
                  transaction or series of transactions on a pro forma basis
                  (and treating any obligation of the Company or any Restricted
                  Subsidiary incurred in connection with or as a result of such

                                       38

                  transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is
                  not the continuing obligor under this Agreement) is equal to or greater than the Consolidated Net Worth of the Company
                  immediately prior to such transaction or series of
                  transactions;

                           (iv) immediately after giving effect to such
                  transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period used to calculate the Company's Consolidated Fixed Charge Coverage
                  Ratio with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this
                  Agreement) could incur at least US$1.00 of additional
                  Indebtedness (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section
                  5.01(J)(a)(ii)(y)(2);

                           (v) each Subsidiary Guarantor, if any, unless it is
                  the other party to the transactions described above, shall have by supplemental agreement confirmed that its Subsidiary
                  Guarantee will apply to such Person's obligations under this
                  Agreement and the CGD Note;

                           (vi) if any of the property or assets of the Company
                  or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 5.01(N) are complied with; and

                           (vii) the Company or the Surviving Entity shall have
                  delivered to the Lender, in form and substance reasonably
                  satisfactory to the Lender, an Officers' Certificate
                  (attaching the computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with the
                  requirements of this Agreement and that all conditions
                  precedent therein provided for relating to such transaction have been complied with.

                  (b) Each Subsidiary Guarantor, if any, will not, and the
         Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person (other than the Company or any
         Subsidiary Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or Persons (other than the
         Company or any Subsidiary Guarantor) or permit any of its Restricted
         Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries

                                       39
         on a consolidated basis as an entirety to any other Person or Persons
         (other than the Company or any Subsidiary Guarantor), unless at the time and after giving effect thereto:

                           (i) either (x) if the transaction is a consolidation
                  or merger, such Subsidiary Guarantor will be the continuing corporation or (y) the Person (if other than such Subsidiary
                  Guarantor) formed by such consolidation or into which such
                  Subsidiary Guarantor or its Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance,
                  transfer, lease or disposition all or substantially all of the properties and assets of such Subsidiary Guarantor and its
                  Restricted Subsidiaries on a consolidated basis as an entirety
                  (the "SURVIVING GUARANTOR ENTITY") will be a corporation duly organized and validly existing under (A) the laws of Argentina or (B) the laws of the jurisdiction in which such Subsidiary
                  Guarantor was organized and will expressly assume by a
                  supplemental agreement in form satisfactory to the Lender, all the obligations of such Subsidiary Guarantor under its
                  Subsidiary Guarantee;

                           (ii) immediately after giving effect to such
                  transaction or series of transactions on a pro forma basis
                  (and treating any obligation of the Subsidiary Guarantor, the
                  Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of
                  transactions as having been incurred at the time of such
                  transaction), no Default or Event of Default will have
                  occurred and be continuing; and

                           (iii) such Subsidiary Guarantor or the Surviving
                  Guarantor Entity will have delivered to the Lender an
                  Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental agreement comply with the requirements of this Agreement and that all conditions precedent therein provided for relating to such transaction have been complied with.

                  (B) Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Subsidiary Guarantor in accordance with Section 5.01(A), (B) and
         (C) in which the Company or the Subsidiary Guarantor, as the case may be, is not the continuing obligor under this Agreement or the
         Subsidiary Guarantee, the Surviving Entity or Surviving Guarantor
         Entity, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this
         Agreement or the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or the Subsidiary Guarantor therein. When a successor assumes all the obligations of its predecessor under this
         Agreement, the CGD Note or a Subsidiary Guarantee, the predecessor shall be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any (and Additional Amounts, if any), and interest on the CGD Note or such Subsidiary Guarantee, as the case may be.

                                       40

                  (C) CGD Note to Be Secured in Certain Events. If, upon any consolidation or merger of the Company or any Subsidiary Guarantor with or into any other Person, or upon any sale, assignment, conveyance, transfer, lease or disposition of the property of the Company or any
         Subsidiary Guarantor substantially as an entirety to any other Person, any property or assets of the Company or any Subsidiary Guarantor, as the case may be, would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 5.01(N) without securing the CGD Note, the Company or such Subsidiary Guarantor, as the case may be, prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance, lease, transfer or disposition, will as to such property or assets, secure the CGD Note then outstanding (together with, if the Company or such Subsidiary
         Guarantor, as the case may be, shall so determine, any other
         Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the CGD Note) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, sale, assignment, merger, conveyance, lease, transfer or disposition is to become secured as to such property or assets by such
         Lien, or will cause such CGD Note to be so secured.

                  (D) Corporate Existence. Subject to Sections 5.01(A), (B) and
         (C), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each
         Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Lender.

                  (E) Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b)
         all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any
         Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  (F) Maintenance of Properties. The Company will cause all
         properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Lenders.

                                       41

                  (G) Insurance. The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                  (H) Statement by Officers as to Default. (a) The Company will deliver to the Lender, within 90 days after the end of each fiscal year and 60 days after the end of each fiscal quarter, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the
         Company's compliance with all conditions and covenants under this
         Agreement. For purposes of this subsection, such compliance shall be determined without regard to any period of grace or requirement of notice under this Agreement.

                  (b) When any Default has occurred and is continuing under this
         Agreement, the Company shall deliver to the Lender by registered or certified mail or by telex or facsimile transmission an Officers'
         Certificate specifying such event within ten Business Days of its occurrence.

                  (I) [Intentionally Omitted.]

                  (J) Limitation on Indebtedness. (a) (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable with respect to (collectively, "incur") any Indebtedness (including without limitation Acquired Indebtedness), and (ii) the Company will not permit any of its Restricted Subsidiaries to issue (except if issued to or owned beneficially and of record by the Company or any of its Restricted Subsidiaries) any Preferred Stock; provided that (x) the
         Company and its Restricted Subsidiaries may incur Permitted
         Indebtedness and (y) the Company may incur Indebtedness if, after giving effect thereto, (1) the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.25 to 1.00 and (2) the
         Consolidated Indebtedness Ratio on the date thereof would be not more than 4.00 to 1.00, in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Fixed
         Charge Coverage Ratio.

                  (b) The Company will not, and will not permit any Subsidiary
         Guarantor to, incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness by its terms is also expressly made subordinated to the CGD Note, in the case of the Company, or the relevant Subsidiary Guarantee, in the case of a Subsidiary Guarantor.

                  (K) Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

                                       42

                           (i) declare or pay any dividend on, or make any
                  distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified
                  Capital Stock);

                           (ii) purchase, redeem or otherwise acquire or retire
                  for value, directly or indirectly, any shares of Capital Stock of the Company or any options, warrants or other rights to acquire such shares of Capital Stock;

                           (iii) make any principal payment on, or repurchase,
                  redeem, defease or otherwise acquire or retire for value,
                  prior to any scheduled principal payment, sinking fund payment or final maturity, any Subordinated Indebtedness;

                           (iv) make any Investment (other than any Permitted
                  Investment) in any Person (including, without limitation, any
                  Unrestricted Subsidiary); or

                           (v) (x) declare or pay any dividend or distribution
                  on any Capital Stock of any Restricted Subsidiary (other than to the Company or any wholly owned Restricted Subsidiary) or
                  (y) purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary held by any
                  Affiliate of the Company (other than another Restricted
                  Subsidiary),

         (such payments or other actions described in (but not excluded from)
         clauses (i) through (v) are collectively referred to as "RESTRICTED
         PAYMENTS"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted
         Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a
         Board Resolution), (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company could incur at least
         US$1.00 of additional Indebtedness (other than Permitted Indebtedness)
         in accordance with the provisions hereof exclusive of Section
         5.01(J)(a)(ii)(y)(2) and (z) the aggregate amount of all Restricted
         Payments declared or made after the first day of the fiscal quarter of the Company in which the Original Issue Date occurs shall not exceed the sum of:

                                    (A) 50% of the Consolidated Net Income of
                  the Company accrued on a cumulative basis during the period
                  (taken as one accounting period) beginning on the first day of the fiscal quarter of the Company in which the Original Issue
                  Date occurs and ending on the last day of the Company's latest fiscal quarter ending prior to the date of such proposed
                  Restricted Payment for which consolidated financial
                  information for the Company and its Restricted Subsidiaries is
                  available (or, if such aggregate cumulative Consolidated Net
                  Income shall be a loss, minus 100% of such loss), plus

                                    (B) the aggregate net proceeds, including
                  the fair market value of property other than cash (as
                  determined by the Board of Directors, whose good faith
                  determination will be conclusive; provided that, for any
                  property whose fair market value exceeds US$2,000,000 (or, to the extent non-US Dollar

                                       43

                  denominated the US Dollar Equivalent of such amount), either the Company shall have completed a Qualified Equity Offering or such fair market value shall be confirmed by an independent appraisal from a recognized appraiser provided by the Company)
                  received after the Original Issue Date by the Company as
                  capital contributions, or from the issuance or sale (other than to a Restricted Subsidiary) of shares of Qualified
                  Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company
                  (excluding any Qualified Capital Stock, or warrants, options or rights to purchase shares of Qualified Capital Stock with respect to which the purchase price thereof has been financed directly or indirectly using funds (x) borrowed from the
                  Company or from any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid or (y) contributed, extended, guaranteed or advanced by the Company or by any
                  Restricted Subsidiary (including, without limitation, in
                  respect of any employee stock ownership or benefit plan)), plus

                                    (C) the amount by which Indebtedness is
                  reduced on a consolidated balance sheet of the Company
                  prepared in accordance with GAAP upon the conversion or
                  exchange subsequent to the Original Issue Date of any
                  Indebtedness of the Company or a Restricted Subsidiary for
                  Qualified Capital Stock (less the amount of any cash, or the fair market value of any property other than cash (as
                  determined by the Board of Directors, whose good faith
                  determination will be conclusive; provided that, for any
                  property whose fair market value exceeds US$2,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), either the Company shall have completed a
                  Qualified Equity Offering or such fair market value shall be confirmed by an independent appraisal from a recognized
                  appraiser provided by the Company) distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds
                  received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Restricted Subsidiary or to an employee stock
                  ownership plan or to a trust established by the Company or any of its Restricted Subsidiaries for the benefit of its
                  employees); plus

                                    (D) to the extent not otherwise included in
                  the Consolidated Net Income of the Company, an amount equal to the sum of (i) the net reduction in Investments in any Person
                  (other than reductions in Permitted Investments) resulting from the payment in cash of interest on Indebtedness,
                  dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted
                  Subsidiary after the Original Issue Date from such Person and
                  (ii) the portion (proportionate to the Company's equity
                  interest in such Subsidiary) of the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time such
                  Unrestricted Subsidiary is designated a Restricted Subsidiary;
                  provided, however, that in the case of (i) or (ii) above the foregoing sum shall not exceed the amount of Investments
                  previously made (and treated as a

                                       44

                  Restricted Payment) by the Company or any Restricted
                  Subsidiary in such Person or Unrestricted Subsidiary.

                  (b) Notwithstanding paragraph (a) above, the Company and any
         Restricted Subsidiary may take the following actions (so long as, with respect to clauses (iv) and (v) below, no Default or Event of Default shall have occurred and be continuing):

                           (i) the payment of any dividend within 60 days after
                  the date of declaration thereof, if at such date of
                  declaration the payment of such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a)
                  above;

                           (ii) the purchase, redemption or other acquisition or
                  retirement for value of any shares of Capital Stock of the
                  Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a
                  Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

                           (iii) the purchase, redemption, defeasance or other
                  acquisition or retirement for value of any Subordinated
                  Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

                           (iv) the purchase, redemption, defeasance or other
                  acquisition or retirement for value of Subordinated
                  Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a
                  Restricted Subsidiary) of, new Subordinated Indebtedness so
                  long as (A) the principal amount of such new Subordinated
                  Indebtedness does not exceed the principal amount (or, if such
                  Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such
                  lesser amount as of the date of determination) of the
                  Subordinated Indebtedness being so purchased, redeemed,
                  defeased, acquired or retired, (B) such new Subordinated
                  Indebtedness is subordinated to the CGD Note to the same
                  extent as such Subordinated Indebtedness and (C) such new
                  Subordinated Indebtedness has (x) an Average Life longer than the Average Life of the Subordinated Indebtedness so
                  purchased, redeemed, defeased, acquired or retired plus one year and (y) a final Stated Maturity of principal later than the final Stated Maturity of principal of the Subordinated
                  Indebtedness so purchased, redeemed, defeased, acquired or retired plus one year; and

                           (v) make other Restricted Payments in an aggregate
                  amount not in excess of US$5,000,000 (or, to the extent non-US
                  Dollar denominated, the US Dollar Equivalent of such amount).

                  The actions described in clauses (ii), (iii) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph

                                       45

         (b) but shall reduce the amount that would otherwise be available for
         Restricted Payments under clause (3) of paragraph (a) above and the actions described in clauses (i) and (iv) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not (except, in the case of clauses (i), to the extent of the deemed payment therein described)
         reduce the amount that would otherwise be available for Restricted
         Payments under clause (3) of paragraph (a).

                  (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

                  (L) Limitation on Issuances and Sales of Capital Stock of
         Restricted Subsidiaries. The Company will not permit any Restricted
         Subsidiary to issue or sell any Capital Stock (other than to the
         Company or a wholly-owned Restricted Subsidiary); provided, however, that this covenant shall not prohibit any issuance or sale of the
         Capital Stock of any Restricted Subsidiary if immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such
         Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 5.01(K) hereof if made on the date of such issuance or sale.

                  (M) Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (each of the foregoing, an "AFFILIATE
         TRANSACTION") (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary
         (other than Exempted Affiliate Transactions), unless (i) such Affiliate
         Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary, as the case may be, and is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties that are not Affiliates,
         (ii) with respect to any Affiliate Transaction involving aggregate consideration equal to or greater than US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), the Company will deliver an officer's certificate to the Lender certifying that such Affiliate Transaction complies with clause (i)
         above and such Affiliate Transaction has been approved by a majority of the Disinterested Directors of the Company or, in the event no members of the Board of Directors of the Company are Disinterested Directors
         with respect to any Affiliate Transaction included in this clause (ii), the Company will obtain a written opinion from a recognized U.S.
         investment banking firm, appraisal firm or independent public accounting firm certifying that such Affiliate Transaction is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view and (iii) with respect to any Affiliate
         Transaction

                                       46

         involving aggregate consideration in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), the Company will obtain a written opinion from a recognized
         United States investment banking firm, appraisal firm or independent public accounting firm to the effect set forth in the preceding clause
         (ii).

                  (N) Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than
         Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted
         Subsidiary, whether owned at the Original Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Floating Rate
         Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other
         Lien, the CGD Note is equally and ratably secured with the obligation or liability secured by such Lien.

                  (O) Limitation on Issuances of Guarantees by Restricted
         Subsidiaries. The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to
         Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the CGD Note ("OTHER GUARANTEED
         INDEBTEDNESS"), unless (i) such Guarantee is otherwise permitted under the terms of this Agreement, (ii) such Restricted Subsidiary simultaneously executes and delivers a supplemental agreement to this
         Agreement providing for a Guarantee of the CGD Note by such Restricted
         Subsidiary and (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company as a result of any payment by such Restricted
         Subsidiary under such Subsidiary Guarantee. If the Other Guaranteed
         Indebtedness is (A) pari passu with the CGD Note, then the guarantee of such Other Guaranteed Indebtedness shall be pari passu with, or subordinated to, such Subsidiary Guarantee, or (B) subordinated to the
         CGD Note, then the guarantee of such Other Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Other Guaranteed Indebtedness is subordinated to the
         CGD Note.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a
         Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the
         Company, of all of the Company's and each Restricted Subsidiary's
         Capital Stock in, or all or substantially all the assets of, such
         Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Agreement) or (ii) the release or discharge of the
         Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment by such
         Restricted Subsidiary under such Guarantee.

                  (P) Purchase of the CGD Note upon a Change of Control. (a) If a Change of Control shall occur at any time, then the Lender shall have the right to require that the

                                       47

         Company purchase the CGD Note, in whole or in part, at a purchase price
         (the "CHANGE OF CONTROL PURCHASE PRICE") in cash in an amount equal to
         101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "CHANGE OF CONTROL PURCHASE
         DATE"), pursuant to the offer and the other procedures described in paragraphs (b) and (c) of this subsection (the "CHANGE OF CONTROL
         OFFER").

                  (b) Immediately after the occurrence of any Change of Control, the Company shall notify the Lender in writing thereof and give written notice of such Change of Control to the Lender in the manner provided in Section 8.02, stating:

                           (i) that a Change in Control has occurred and that
                  the Lender has the right to require the Company to repurchase the CGD Note at the Change of Control Purchase Price;

                           (ii) the circumstances and relevant facts regarding
                  such Change in Control (including but not limited to
                  information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in
                  Control);

                           (iii) the Change of Control Purchase Price and the
                  Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                           (iv) that the CGD Note if validly tendered will be
                  accepted for payment and that the CGD Note if not tendered shall continue to accrue interest;

                           (v) that, unless the Company defaults in the payment
                  of the Change of Control Purchase Price, the CGD Note accepted for payment pursuant to the Change of Control Offer shall
                  cease to accrue interest after the Change of Control Purchase
                  Date; and

                           (vi) the instructions that the Lender must follow to
                  accept a Change of Control Offer or to withdraw such
                  acceptance in accordance with paragraph (c) of this
                  subsection.

                  (c) If the Lender elects to have the CGD Note purchased, it will be required to surrender the CGD Note to the Company at the address specified in the notice together with the election notice where the Lender requires the Company the purchase of the CGD Note. The
         Lender will be entitled to withdraw its election if the Company receives, not later than three Business Days prior to the Change of
         Control Purchase Date, a telex, facsimile transmission or letter setting forth a statement that the Lender is withdrawing his election to have the CGD Note purchased. If the Lender's CGD Note is purchased only in part, it will be issued a new CGD Note equal in principal amount to the unpurchased portion of the CGD Note surrendered.

                  (d) The Company shall not, and shall not permit any Restricted
         Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions

                                       48

         existing under Indebtedness as in effect on the Original Issue Date and any refinancings thereof) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the CGD Note or, if such Change of Control Offer is made, to pay for the CGD Note tendered for purchase.

                  (e) The Company shall make the Change of Control Offer in
         accordance with the applicable law.

                  (Q) Limitation on Sale of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset
         Sale unless (i) the consideration received by the Company or such
         Restricted Subsidiary for such Asset Sale is not less than the Fair
         Market Value of the assets sold, (ii) the aggregate Fair Market Value of the consideration received from any Asset Sale that is not in the form of cash or Cash Equivalents shall not, when aggregated with the
         Fair Market Value of all other non-cash consideration received by the
         Company and its Restricted Subsidiaries from all previous Asset Sales since the Original Issue Date that have not, prior to such date, been converted to cash or Cash Equivalents, exceed five percent of the
         Consolidated Tangible Assets of the Company at the time of the Asset
         Sale under consideration; and provided that, with respect to any Asset
         Sales to Affiliates of the Company, the Company receives consideration consisting of no less than 85% cash or Cash Equivalents and (iii)
         immediately before and immediately after giving effect to such Asset
         Sale, no Default or Event of Default shall have occurred and be continuing. For purposes of clause (ii) above, any Indebtedness or other liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities) that are assumed by the transferee in connection with an Asset Sale shall be deemed to be Cash Equivalents, but only to the extent such assumption is effected on a basis under which there is no recourse to the Company or any Subsidiary of the
         Company with respect to such Indebtedness or other liabilities.

                  (b) If the Company or any Restricted Subsidiary engages in an
         Asset Sale, the Company may use the Net Cash Proceeds thereof, within
         12 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding senior Indebtedness of the Company or senior
         Indebtedness of any Restricted Subsidiary or (ii) invest (or enter into a legally binding commitment to invest) in properties and assets to replace the properties and assets that were the subject of the Asset
         Sale or in properties and assets that will be used in any line or lines of business of the Company or its Restricted Subsidiaries on the
         Original Issue Date or which are related, ancillary or complementary thereto; provided that any such investment shall be completed within 24 months of such Asset Sale. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "EXCESS
         PROCEEDS", provided that no investment commitment referred to in clause
         (ii) above shall constitute a use of Net Cash Proceeds unless such Net
         Cash Proceeds are actually so invested within 24 months of such Asset
         Sale.

                  (c) When the aggregate amount of Excess Proceeds exceeds
         US$5,000,000 (or, to the extent non-US Dollar denominated, the US
         Dollar Equivalent of such amount), the Company shall, within 20
         Business Days, make an offer to purchase for cash at par plus interest accrued but unpaid (an "EXCESS PROCEEDS OFFER") from the Lender and the

                                       49

         Lenders under the Loan Agreement, on a pro rata basis, in accordance with the procedures set forth in this Agreement, the Indenture and the applicable law, the maximum principal amount (computed on the basis of the US Dollar Equivalent of such principal amount in the case of
         Floating Rate Notes that are non-US Dollar denominated) of the CGD Note and the Floating Rate Notes that may be purchased with the Excess
         Proceeds multiplied by a fraction the numerator of which is the aggregate principal amount, as so computed, of the CGD Note and the
         Floating Rate Notes outstanding on the day such offer is made and the denominator of which is such principal amount, as so computed, plus the aggregate principal amount of the Senior Notes outstanding on such date, such maximum principal amount being the "FLOATING RATE NOTES
         EXCESS PROCEEDS AMOUNT". If the aggregate principal amount, as so computed, of the CGD Note and the Floating Rate Notes validly tendered and not withdrawn by holders thereof exceeds the CGD Note and the
         Floating Rate Notes Excess Proceeds Amount, the CGD Notes and Floating
         Rate Notes to be purchased will be selected on a pro rata basis (based upon the principal amount, as so computed, of the CGD Note and the
         Floating Rate Notes tendered by each Lender). Upon completion of such
         Excess Proceeds Offer, the Floating Rate Notes Excess Proceeds Amount
         shall be deemed to be zero.

                  (d) The Company shall, within the time period provided in
         paragraph (c) above, notify the Lender in writing of any Excess
         Proceeds Offer and shall give written notice of such Excess Proceeds
         Offer to the Lender in the manner provided in Section 8.02 stating:

                           (i) that the Lender has the right to require the
                  Company to repurchase such Lender's CGD Note at the Offered
                  Price (including any Additional Amounts) subject to proration in the event the Excess Proceeds multiplied by the fraction specified in paragraph (c) above are less than the aggregate
                  Offered Price (including any Additional Amounts) the CGD Note;

                           (ii) the date of purchase of the CGD Note pursuant to
                  the Excess Proceeds Offer (the "ASSET SALE PURCHASE DATE"),
                  which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

                           (iii) that if the CGD Note is not tendered, it will
                  continue to accrue interest;

                           (iv) that, unless the Company defaults in the payment
                  of the Offered Price, the CGD Note accepted for payment
                  pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Asset Sale Purchase Date; and

                           (v) the instructions that the Lender must follow to
                  accept an Excess Proceeds Offer or to withdraw such acceptance in accordance with paragraph (e) of this subsection.

                                       50

                  (e) If the Lender elects to have the CGD Note purchased it will be required to surrender such CGD Note to the Company at the address specified in the notice at least five Business Days prior to the Asset Sale Purchase Date. The Lender will be entitled to withdraw its election if the Company receives, not later than three Business
         Days prior to the Asset Sale Purchase Date, a telex, facsimile transmission or letter setting forth a statement that the Lender is withdrawing his election to have the CGD Note purchased. If the CGD
         Note is purchased only in part, the Lender will be issued new CGD Note equal in principal amount to the unpurchased portion of the CGD Note surrendered.

                  (R) Limitation on Sale and Leaseback Transactions. The Company
         will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with Section
         5.01(Q) with respect thereto, (ii) the Company or such Restricted
         Subsidiary would be permitted to incur Indebtedness (other than
         Permitted Indebtedness) in accordance with the provisions hereof exclusive of clause (a)(ii)(y)(2) of Section 5.01(J) in the amount of the Attributable Value incurred in respect of such Sale and Leaseback
         Transaction and (iii) the Company or such Restricted Subsidiary would be permitted to grant a Lien under Section 5.01(N) to secure the amount of the Attributable Value in respect of such Sale and Leaseback
         Transaction.

                  (S) Limitation on Dividend and Other Payment Restrictions
         Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any
         Indebtedness owed to the Company or any other Restricted Subsidiary,
         (c) make loans or advances to the Company or any other Restricted
         Subsidiary, or (d) transfer any of its properties or assets to the
         Company or any other Restricted Subsidiary (other than customary restrictions on transfers of property subject to a Lien permitted under this Agreement that would not materially adversely affect the Company's ability to satisfy its obligations under the CGD Note and this
         Agreement), except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the Original Issue Date
         (any such agreement which relates to a US Dollar amount in excess of
         US$1,000,000 (or, to the extent non-US Dollar denominated, the US
         Dollar Equivalent of such amount) being listed on a schedule attached thereto), (ii) applicable law, (iii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject,
         (iv) any agreement or other instrument of a Person, or binding with respect to assets, acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, or such assets, so acquired, (v) any encumbrance or restriction contained in contracts for sales of assets

                                       51

         permitted by Section 5.01(Q) hereof with respect to the assets to be sold pursuant to such contract, (vi) any agreement providing for the incurrence of Indebtedness by a Restricted Subsidiary in compliance with Section 5.01(J) hereof, provided that such Restricted Subsidiary is or becomes at the time of such agreement a Subsidiary Guarantor;
         (vii) in any agreement pursuant to which Indebtedness was issued if (A)
         the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness, (B) the encumbrance or restriction is not materially more disadvantageous to the holder of the CGD Note than is customary in comparable financings (as determined by the Company) and (C) the
         Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the CGD Note, and (viii) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (vii); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the CGD Note than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

                  (T) Provision of Reports and Financial Statements. (a) The
         Company shall provide to the Lender: (i) within 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company for such fiscal year and (ii) within 60 days after the end of each of the first three fiscal quarters of the
         Company, unaudited consolidated financial statements of the Company for such fiscal quarter. Each of the financial statements referred to in
         (i) and (ii) shall be prepared in accordance with Argentine GAAP consistently applied, shall be translated into English, and shall be accompanied by a discussion and analysis, substantially in the format of the "Management's Discussion and Analysis of Financial Condition and
         Results of Operations" that would be included in a Form 20-F filed under the Exchange Act, except that such discussion and analysis will be required only to compare the financial condition and results of operations of the fiscal year or fiscal quarter most recently ended to the prior fiscal year or comparable fiscal quarter of the prior fiscal year, as applicable. The financial statements referred to in (i) shall contain a reconciliation to U.S. GAAP of net income and shareholders'
         equity and a report thereon by the Company's independent auditors. In addition, the Company shall provide to the Lender and the holder of the
         CGD Note an English translation of each document filed by the Company with the CNV and made publicly available in Argentina.

                  (b) The Company and any Subsidiary Guarantors shall at all times comply with the periodic reporting requirements of the CNV and the BASE as in effect at the time of reporting.

                  (c) The Company's delivery of such reports, information and documents to the Lender is for informational purposes only and the
         Lender's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Lender is entitled to rely exclusively on Officers' Certificates).

                                       52

                  (U) Limitation on Capital Expenditures. The Company will not, and will not permit any Restricted Subsidiary to, make any Capital
         Expenditure other than Permitted Capital Expenditures unless on the date of such Capital Expenditure the Consolidated Fixed Charge Coverage
         Ratio exceeds 2.0 to 1.0. Notwithstanding the foregoing, the Company and any Restricted Subsidiary may apply Net Cash Proceeds in accordance with Section 5.01(Q) or Net Equity Proceeds to Capital Expenditures
         without regard to this subsection and the application of such Net Cash
         Proceeds or Net Equity Proceeds will not reduce the aggregate amount of
         Permitted Capital Expenditures that may be made in any fiscal year under this Section.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events
("EVENTS OF DEFAULT") shall occur and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest or any Additional Amounts on the CGD Note when such amounts become due and payable, and continuance of such default for a period of 30 days;

         (b) default in the payment of any principal of and/or premium, if any, on the CGD Note when due and payable at its Maturity;

         (c) default in the performance, or breach, of the provisions described in Sections 5.01(A), (B) and (C), the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 5.01(P) or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 5.01Q;

         (d) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this Agreement or any Subsidiary Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the
    Company by the Lender;

         (e) (i) failure by either of the Company or any of its Significant
    Subsidiaries to make any payment when due and after the date which is 10 days beyond the expiration of any applicable grace period, in respect of any
    Indebtedness of the Company (other than Non-participating Existing Notes) or any of such Significant Subsidiaries that has an aggregate outstanding principal amount in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) or (ii) one or more defaults under one or more mortgages, bonds, debentures or other evidences of Indebtedness under which the Company (other than as aforesaid) or any
    Significant

                                       53

    Subsidiary then has outstanding Indebtedness in excess of US$10,000,000
    (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), individually or in the aggregate, and either (x) a principal amount of such Indebtedness in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

         (f) one or more final judgments or orders shall be rendered against the
    Company or any Restricted Subsidiary for the payment of money (other than in respect of Non-participating Existing Notes or Non-participating Existing
    Bank Debt), either individually or in an aggregate amount, in excess of
    US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
    Equivalent of such amount) (exclusive of judgment amounts covered by insurance) and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

         (g) any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture);

         (h) a resolution is passed or adopted by the Board of Directors or stockholders of the Company, or a judgment of a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than for the purposes of or pursuant to a merger or consolidation otherwise permitted under and in accordance with the terms of Section 5.01(A);

         (i) a court having jurisdiction enters a decree or order for (a) relief in respect of the Company or any Significant Subsidiary in an involuntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or
    (b) appointment of an administrator, receiver, trustee or intervenor for the
    Company or any Significant Subsidiary for all or substantially all of the property of the Company or any Significant Subsidiary and such decree or order remains unstayed and in effect for 60 or more days;

         (j) the Company or any Significant Subsidiary (a) commences a voluntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b)
    consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Company or any Significant
    Subsidiary for all or substantially all of the property of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

                                       54

         (k) the Argentine Government declares a general suspension of payment, or a moratorium, in either case applicable to payment of the CGD Note;

         (l) the Pledge Agreement ceases to be in full force and effect or is declared null and void or shall cease to create a security interest in the collateral thereunder for the benefit of the holder of the CGD Note or such security interest shall cease to be first priority;

         (m) any representation or warranty made herein shall prove to have been materially incorrect when made;

         (n) the Distribution Agreement is rescinded or terminated in any way by the Company or by any actions or omissions of the Company, and such circumstance continues for a 30 Business Day period after its occurrence; or

         (o) default in the performance, or breach, of any other payment obligation of the Company under any agreement executed with Groupe Danone and/or LLSSA or under the its restructuring process of the Company and continuance of such default or breach for a period of 30 Business Days after its occurrence.

then, and in any such event, the Lender by notice to the Company, may declare the CGD Note, all interest thereon and all other amounts payable under this
Agreement to be forthwith due and payable, whereupon the CGD Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that if an Event of Default specified in clause (i) or (j) above shall occur and be continuing with respect to the Company, the CGD Note, all such interest and all such amounts shall automatically become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                  ARTICLE VII
                               THE RELEVANT AGENT

         SECTION 7.01. Authorization and Action. (a) The Lender hereby appoints and authorizes the Collateral Agent (the "RELEVANT Agent") to take such action as agent on its behalf and to exercise such powers and discretion under the
Pledge Agreement, as the case may be, as are delegated to such Collateral Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto.

         SECTION 7.02. Lender Credit Decision. The Lender acknowledges that it has, independently and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Lender also acknowledges that it will, independently and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                                       55

                                  ARTICLE VIIA
                           GUARANTEES OF THE CGD NOTE

                  SECTION 7A.01. Guarantee. (a) Subject to the provisions of this Article VIIA, each Subsidiary Guarantor unconditionally and irrevocably guarantees the Lender and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the CGD Note or the obligations of the Company or any other subsequent Subsidiary Guarantors to the Lender hereunder or thereunder, that: (a) the principal of, premium, if any, and interest owed under this Agreement and/or the CGD Note (and any Additional
Amounts payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of the Lender pursuant to the provisions of this Agreement and the CGD Note relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on this Agreement and the CGD Note and all other obligations of the Company or any prior or subsequent Subsidiary Guarantors to the Lender hereunder or thereunder and all other obligations hereunder and under this Agreement and the CGD Note and the Subsidiary Guarantees shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof;
and (b) in case of any extension of time of payment or renewal of this Agreement and the CGD Note or any of such other Guaranteed Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Lender, for whatever reason, such
Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Agreement or the CGD Note shall constitute an event of default under each Subsidiary
Guarantee, and shall entitle the Lender to accelerate the obligations of each
Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

         (b) Each Subsidiary Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the CGD Note or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Lender with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to the CGD Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the CDG Note, this
Agreement and its Subsidiary Guarantee. Each Subsidiary Guarantor acknowledges that its Subsidiary Guarantee is a guarantee of payment and not of collection.
If the Lender is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Lender, each
Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated
in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Lender, on the other hand, (a) subject to this Article

                                       56

VIIA, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.01 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Section 6.01 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by any such Subsidiary Guarantor for the purpose of its
Subsidiary Guarantee.

         (c) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the CGD Note is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the CGD Note, whether as a "VOIDABLE PREFERENCE",
"FRAUDULENT TRANSFER" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the CGD Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  SECTION 7A.02. No Need to Endorse Subsidiary Guarantee on the
CGD Note. Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on the
CGD Note a notation of such Subsidiary Guarantee.

                  SECTION 7A.03. Release of a Subsidiary Guarantor. (a) If no
Default exists or would exist under this Agreement, upon the sale or disposition of all of the Capital Stock of any Subsidiary Guarantor by the Company or a
Restricted Subsidiary of the Company in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 5.01(Q), or upon the consolidation or merger of any Subsidiary Guarantor with or into any person in compliance with Section 5.01(A) (in each case, other than to the
Company or an Affiliate of the Company or a Restricted Subsidiary), such
Subsidiary Guarantor and each Subsidiary of the Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article VIIA without any further action required on the part of the Lender; provided, however, that such
Subsidiary Guarantor is sold or disposed of in accordance with this Agreement.

         (b) The Lender shall deliver an appropriate instrument evidencing the release of the Subsidiary Guarantor upon receipt of a request of the Company or the Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 7A.03. Any
Subsidiary Guarantor not so released or the entity surviving such Subsidiary
Guarantor, as applicable, shall remain or be liable under its Subsidiary
Guarantee as provided in this Article VIIA.

         (c) The Lender shall execute any documents reasonably requested by the
Company or any Subsidiary Guarantor in order to evidence the release of such
Subsidiary Guarantor from its obligations under its Subsidiary Guarantee and under this Article VIIA.

                                       57

         (d) Except as set forth in Article V and this Section 7A.03, nothing contained in this Agreement or the CGD Note shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety to the Company.

             SECTION 7A.04. Waiver of Subrogation. Until this Agreement is discharged and the CGD Note is discharged and paid in full, each Subsidiary
Guarantor irrevocably waives and agrees not to exercise any claim or other rights which it may have at the time its Subsidiary Guarantee is made or may thereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the CGD Note or this Agreement and the Subsidiary Guarantor's obligations under its Subsidiary
Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Guaranteed Parties against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Subsidiary
Guarantor in violation of the preceding sentence and any amounts owing to the
Lender under the CGD Note, this Agreement, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties and shall forthwith be paid to the Lender for the benefit of such Guarantee Parties to be credited and applied to the obligations in favor of the Guaranteed Parties, whether matured or unmatured, in accordance with the terms of this Agreement. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section
7A.04 will be knowingly made in contemplation of such benefits.

             SECTION 7A.05. Immediate Payment. Each Subsidiary Guarantor
agrees to make immediate payment to the Lender on behalf of the Guaranteed
Parties of all Guaranteed Obligations owing or payable to the respective
Guaranteed Parties upon receipt of a demand for payment therefor by the Lender to such Subsidiary Guarantor in writing.

             SECTION 7A.06. No Set-off. Each payment to be made by any
Subsidiary Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

             SECTION 7A.07. Obligations Absolute. The obligations of each
Subsidiary Guarantor hereunder shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Subsidiary Guarantor hereunder which may not be recoverable from the Subsidiary Guarantor on the basis of a guarantee shall be recoverable from the Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

                                       58

                  SECTION 7A.08. Obligations Continuing. The obligations of each
Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Guaranteed Obligations have been paid and satisfied in full.

                  SECTION 7A.09. Obligations Not Reduced. The obligations of each Subsidiary Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the CGD Note or this Agreement.

                  SECTION 7A.10. Obligations Reinstated. The obligations of each
Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of such Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of such Subsidiary Guarantor) is rescinded or reclaimed from any of the
Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by such Subsidiary Guarantor as provided herein.

                  SECTION 7A.11. Obligations Not Affected. The obligations of such Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by such Subsidiary Guarantor or any of the Guaranteed
Parties) which, but for this provision, might constitute a whole or partial defense to a claim against such Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate such Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Guaranteed Parties or otherwise, including, without limitation:

                  (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other person;

                  (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under this Agreement, the CGD Note or any other document or instrument;

                  (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this
         Agreement or the CGD Note, or to give notice thereof to such Subsidiary
         Guarantor;

                                       59

                  (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other person or their respective assets or the release or discharge of any such right or remedy;

                  (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the
         Company or any other person;

                  (f) any change in the time, manner or place of payment of, or in any other term of the CGD Note, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from the CGD Note or this Agreement, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on the CGD Note;

                  (g) any change in the ownership, control, name, objects,
         businesses, assets, capital structure or constitution of the Company or such Subsidiary Guarantor;

                  (h) any merger or amalgamation of the Company or such
         Subsidiary Guarantor with any person or persons;

                  (i) the occurrence of any change in the laws, rules,
         regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of such Subsidiary Guarantor under its Subsidiary
         Guarantee; and

                  (j) any other circumstance (other than by complete,
         irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Agreement or the CGD Note or of such Subsidiary Guarantor in respect of its
         Subsidiary Guarantee.

                  SECTION 7A.12. Waiver. Without in any way limiting the
provisions of Section 7A.01 hereof, each Subsidiary Guarantor waives notice of acceptance hereof, notice of any liability of the Subsidiary Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Guaranteed Obligations, or other notice or formalities to the Company or the Subsidiary Guarantors of any kind whatsoever. Each Subsidiary Guarantor waives all benefits set forth in Articles 480 (second paragraph), 481 and 482 of the Argentine Commercial Code as well as any rights and powers contemplated by
Articles 1990, 1994, 2012, 2015, 2017, 2018, 2020, 2021 (except the right to oppose payment), 2022, 2023, 2024, 2025, 2026, 2028, 2029, 2043, 2044, 2045,
2046, 2047, 2049 (except in the case of express prior written waiver issued by the Lender), and 2050 of the Argentine Civil Code, to the extent any such rights of defenses would otherwise become applicable or available to the Subsidiary
Guarantor. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the CGD Note pursuant to this
Agreement and that the waivers set forth in this Section 7A.13 will be knowingly made in contemplation of such benefit.

                                       60

                  SECTION 7A.13. Dealing with the Company and Others. The
Guaranteed Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary
Guarantor hereunder and without the consent of or notice to any Subsidiary
Guarantor, may

                  (a) grant time, renewals, extensions, compromises,
         concessions, waivers, releases, discharges and other indulgences to the
         Company or any other person;

                  (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

                  (c) release, discharge, compromise, realize, enforce or
         otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Agreement or the CGD Note;

                  (d) accept compromises or arrangements from the Company;

                  (e) apply all monies at any time received from the Company or from any security upon such part of the Guaranteed Obligations as the
         Guaranteed Parties may see fit or change any such application in whole or in part from time to time as the Guaranteed Parties may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the
         Guaranteed Parties or the Lender may see fit.

                  SECTION 7A.14. Default and Enforcement. If any Subsidiary
Guarantor fails to pay in accordance with Section 7A.05 hereof, the Lender may proceed in the enforcement of the Subsidiary Guarantee of such Subsidiary
Guarantor and such Subsidiary Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the Guaranteed Obligations.

                  SECTION 7A.15. Costs and Expenses. Each Subsidiary Guarantor
shall pay on demand by the Lender any and all costs, fees and expenses
(including, without limitation, legal fees on a solicitor and client basis)
incurred by the Lender, its agents, advisors and counsel or any of the
Guaranteed Parties in enforcing any of their rights under the Subsidiary
Guarantee issued by such Subsidiary Guarantor.

                  SECTION 7A.16. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the Agreement or the CGD Note, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Agreement or the
CGD Note preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Subsidiary Guarantee and under this Agreement, the CGD Note and any other document or instrument

                                       61

between a Subsidiary Guarantor and/or the Company and the Lender are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

                  SECTION 7A.17. Representation and Warranty of each Subsidiary
Guarantor. Each Subsidiary Guarantor represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of its Subsidiary Guarantee, to constitute the same valid, binding and legal obligation of such Subsidiary
Guarantor, enforceable against such Subsidiary Guarantor, its successors and assigns in accordance with its terms, will have been done and performed and have happened in compliance with all applicable laws. The obligations of each
Subsidiary Guarantor under its Subsidiary Guarantee shall constitute a direct, general, irrevocable, unsecured and unsubordinated obligations of such
Subsidiary Guarantor.

                  SECTION 7A.18. Special Waiver. To the extent that any
Subsidiary Guarantor may be entitled to the benefit of any provision of law requiring the Lender, in any suit, action or proceeding brought in a court of
Argentina or other jurisdiction arising out of or in connection with any of this
Agreement or the CGD Note, to post security for litigation costs or otherwise post a performance bond or guaranty ("CAUTIO JUDICATUM SOLVI" or "EXCEPCION DE
ARRAIGO"), or to take any similar action, such Subsidiary Guarantor waives such benefit, in each case to the fullest extent permitted under the laws of
Argentina or, as the case may be, such other jurisdiction.

                  SECTION 7A.19. Severability. Any provision of this Article
VIIA which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Agreement and this Article VIIA.

                  SECTION 7A.20. Successors and Assigns. Any Subsidiary
Guarantee shall be binding upon and inure to the benefit of the relevant
Subsidiary Guarantor and the Lender and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

                  SECTION 7A.21. General Limitation on Subsidiary Guarantee
Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally or similar laws applicable in
Argentina or any other country, if the obligations of any Subsidiary Guarantor under Section 7A.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7A.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the
Lender, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding so as not to constitute a fraudulent transfer under any such applicable law.

                                       62

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the CGD Note, nor consent to any departure by the
Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Lender, do any of the following: (a) reduce the principal of, or interest on, the CGD Note or any amounts payable hereunder, (b)
postpone any date fixed for any payment of principal of, or interest on, the CGD
Note or any other amounts payable hereunder, (c) release or impair the Lien of any collateral securing the CGD Note, or (d) amend this Section 8.01; and
provided further, that no amendment, waiver or consent shall, unless signed by all the Lender or the Subsequent Lenders waive any of the conditions specified in Section 3.01 or 3.02, respectively; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Lender affect the rights or duties of the Lender under this Agreement or the CGD Note .

                  SECTION 8.02. Notices, Etc. All notices and other
communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Company, at its address at E. Ezcurra 365, Piso 2, Of,
310, C1107CLA, Buenos Aires, Argentina, Attention: Chief Financial Officer; if
to the Lender, at its Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Lending Office specified in the written notice informing that it became a Lender;; or, as to the Company or the Lender, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively. Delivery by telecopier of the signature page of any amendment or waiver of any provision of this Agreement or the CGD Note or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the CGD Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Company agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the CGD Note and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Lender, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations,

                                       63

legal proceedings or otherwise) of this Agreement, the CGD Note and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Lender and each Lender in connection with the enforcement of rights under this Section 8.04(a).

    (b) The Company agrees to indemnify and hold harmless the Lender and each of their Affiliates and their officers, directors, employees, agents and advisors
(each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any
Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
the CGD Note, this Agreement or any of the transactions contemplated herein except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.
In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the
Company, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.
The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability arising out of or otherwise relating to the CGD Note, this Agreement or any of the transactions contemplated herein.

    (c) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in Sections
2.06, 2.08 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the CGD Note.

                  SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Lender to declare the CGD Note due and payable pursuant to the provisions of
Section 6.01, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Company against any and all of the obligations of the
Company now or hereafter existing under this Agreement and the CGD Note held by such Lender, whether or not such Lender shall have made any demand under this
Agreement or such CGD Note and although such obligations may be unmatured. The
Lender agrees promptly to notify the Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this
Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become
effective when it shall have been executed by the Company and the Lender and thereafter shall be binding upon

                                       64

and inure to the benefit of the Company, the Lender and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

                  SECTION 8.07. Assignments and Participations; Subsequent
Lenders. (a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the CGD Note owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, and (ii) the parties to each such assignment shall notify the Company the assignment and transfer of the CGD Note.
Upon the assignment and notification to the Company, (x) the assignee thereunder shall be a party hereto and shall have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall relinquish its rights
(other than its rights under Sections 2.06, 2.08 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

    (b) The Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the CGD Note;
provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Lender shall remain the Lender of any such CGD Note for all purposes of this Agreement, (iv)
the Company and the Lenders shall continue to deal solely and directly with the
Lender in connection with the Lender's rights and obligations under this
Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any CGD Note, or any consent to any departure by the Company therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the CGD Note or any other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the CGD Note or any other amounts payable hereunder, in each case to the extent subject to such participation.

    (c) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to the Lender by or on behalf of the Company.

    (d) Notwithstanding any other provision set forth in this Agreement, the
Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the CGD Note held by
it) in favor of any Federal Reserve Bank in accordance with Regulation A of the
Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Currency Indemnity. All amounts payable under this Agreement are payable in US Dollars (the "RELEVANT CURRENCY"). Any amount received or recovered (whether as a result of, or of the enforcement of, a judgment or order of a court of any

                                       65

jurisdiction, in the winding up or dissolution of the Company or otherwise) by the Lender in respect of any sum expressed to be due to it from the Company in a
Relevant Currency in a currency other than such Relevant Currency shall only constitute discharge of the Company to the extent of the amount of such Relevant
Currency which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that amount of such Relevant Currency is less than the amount of such Relevant Currency expressed to be due to the recipient under the CGD Note or Subsidiary Guarantee, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section, it will be sufficient for the
Lender to certify in a reasonably satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of such Relevant Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of such Relevant
Currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by the Lender and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the CGD Note or Subsidiary
Guarantee or any other judgment or order.

                  SECTION 8.09. Governing Law. This Agreement and the CGD Note
shall be governed by, and construed in accordance with, the laws of the State of
New York.

                  SECTION 8.10. Execution in Counterparts. This Agreement may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this
Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.11. Jurisdiction, Etc. (a) The Company, the Lender
and each Subsidiary Guarantor irrevocably consent to the jurisdiction of any court of the State of New York or any United States federal court sitting in the
Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and, to the maximum extent permitted by law, waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Agreement, the CGD Note and the Subsidiary Guarantees. The Company, the Lender and each Subsidiary
Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, the
Lender or such Subsidiary Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Company, the Lender or such
Subsidiary Guarantor, as the case may be, is subject by a suit upon such judgment; provided that service of process is effected upon the Company, the
Lender or such Subsidiary Guarantor in the manner provided by this Agreement.

                                       66

    (b) The Company, the Lender and each Subsidiary Guarantor irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the CGD Note or a Subsidiary Guarantee in any New York State or federal court.
The Company, the Lender and each Subsidiary Guarantor hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    (c) To the extent that the Company may be entitled to the benefit of any provision of law requiring the Lender, in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with any of this Agreement or the CGD Note, to post security for litigation costs or otherwise post a performance bond or guaranty ("CAUTIO JUDICATUM SOLVI"
or "EXCEPCION DE ARRAIGO"), or to take any similar action, the Company will waive such benefit, in each case to the fullest extent permitted under the laws of Argentina or, as the case may be, such other jurisdiction.

    (d) The Company, the Lender and each Subsidiary Guarantor agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement , the CGD Note or a Subsidiary Guarantee against the Company or such Subsidiary Guarantor in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York
City may be made upon CT Corporation System at 111 Eighth Avenue, New York, New
York 10011, whom each of the Company and each Subsidiary Guarantor irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the agent for service of process for the Company and each Subsidiary Guarantor. The Company and each Subsidiary Guarantor agree that such appointment shall be irrevocable so long as any of the CGD Note remain outstanding or until the irrevocable appointment by the Company or such Subsidiary Guarantor, as the case may be, of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company and each
Subsidiary Guarantor agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the
Company and each Subsidiary Guarantor shall appoint without delay another such agent and provide prompt written notice to the Lender of such appointment. With respect to any such action in any court of the State of New York or any United
States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of the Company and each Subsidiary Guarantor for service of process, and written notice of such service to the Company or a Subsidiary Guarantor shall be deemed, in every respect, effective service of process upon the Company or such Subsidiary
Guarantor, as the case may be.

    (e) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

                  SECTION 8.12. Waiver of Jury Trial. Each of the Company, and
the Lender hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim

                                       67

(whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the CGD Note or the actions of the Lender in the negotiation, administration, performance or enforcement thereof.

                                       68

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 The Company
                                 -----------

                                       MASTELLONE HERMANOS, S.A.

                                       By /s/ Pascual Mastellone
                                          --------------------------------------
                                          Title: President

                                   The Lender
                                   ----------

                                       COMPAGNIE GERVAIS DANONE

                                       By /s/ Cecile Cabanis
                                          --------------------------------------
                                          Title:

                            The Subsidiary Guarantors
                            -------------------------

                                       LEITESOL INDUSTRIA E COMERCIO LTDA.

                                       By /s/ Pascual Mastellone
                                          --------------------------------------
                                          Title: President

                                          MASTELLONE SAN LUIS S.A.

                                       By /s/ Jose Moreno
                                          --------------------------------------
                                          Title: President

                                          PROMAS S.A.

                                       By /s/ Jose Moreno
                                          --------------------------------------
                                          Title: President

                                                          4

                         EXHIBIT A- FORM OF THE CGD NOTE

US$15,000,000                                           Dated:

         FOR VALUE RECEIVED, the undersigned, MASTELLONE HERMANOS S.A., a sociedad anonima incorporated under the laws of Argentina (the "Borrower"),
HEREBY PROMISES TO PAY to the order of COMPAGNIE GERVAIS DANONE (the "Lender")
for the account of its Lending Office (as defined in the Amended and Restated
Loan Agreement, defined below) the aggregate principal amount of FIFTEEN MILLION
UNITED STATES DOLLARS (US$15,000,000.00) (the "Loan"), on the date specified in the Amended and Restated Loan Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of the Loan from July 31, 2004 until such principal amount is paid in full, at a rate of 8% per annum. Additionally, the Borrower agrees to pay Defaulted
Interest (as defined in the Loan Agreement) to the extent lawful in the manner specified in Section 2.04 of the Amended and Restated Loan Agreement.

         Both principal and interest are payable in lawful money of the United
States of America in immediately available funds to the Lender's Account (as defined in the Amended and Restated Loan Agreement).

         This Promissory Note is the CGD Note referred to in, and is entitled to the benefits of, the Amended and Restated Loan Agreement dated as of February 8,
2005 among the Borrower, the Lender, LEITESOL INDUSTRIA E COMERCIO S.A.,
MASTELLONE SAN LUIS S.A., and PROMAS S.A. (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Loan Agreement"). Terms defined in the Amended and Restated Loan Agreement are used herein with their defined meanings unless otherwise defined herein. The Amended and Restated Loan
Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         The failure of the holder of this Note to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

         This Note is subject to the terms and conditions of the Amended and
Restated Loan Agreement.

                                       2

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                             MASTELLONE HERMANOS SOCIEDAD
                                          ANONIMA

                                          By _________________________________
                                             DIRECTOR

                                            EXHIBIT B - PLEDGE AGREEMENT

                                       1

                                                        EXHIBIT C - FORM OF

                                                                 OPINION OF
                                                    COUNSEL FOR THE COMPANY

                                                            [______], 2005.

To COMPAGNIE GERVAIS DANONE

Ladies and Gentlemen,

We are acting as Argentine counsel to Mastellone Hermanos S.A., a corporation
-sociedad anomina- organized under the laws of Argentina (the "Company"), in connection with (i) the Amended and Restated Loan Agreement (the "Agreement")
dated as of [______], 2005, among the Company, the Subsidiary Guarantors, and
Compagnie Gervais Danone (the "Lender").

This opinion is being delivered to you pursuant to Section 3.01 of the
Agreement. Capitalized terms used herein without definition have the respective meanings specified therefor in the Agreement, as the case may be.

In this connection, we have examined copies of (i) the estatutos sociales of the
Company; (ii) the minutes of the meetings of the Board of Directors of the
Company held on [_____], 2005 authorizing the execution of the Agreement and the
CGD Note and the performances of the transactions contemplated therein, and
(iii) an execution copy of the Agreement and the CGD Note.

In such examination, we have relied as to factual matters upon the representations and warranties contained in or made pursuant to such documents, and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the advice expressed below.

The opinions set out in this letter are limited and relate only to the laws of the Republic of Argentina, as in effect on the date hereof ("Applicable Law"), and we do not express any opinion herein concerning any other laws, rules or regulations.

The opinions set forth hereinbelow are based upon the following assumptions:

         (i)      the genuineness of all signatures, stamps and seals, the
                  conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and the authenticity of the originals of such documents;

         (ii)     the due authorization and execution of the Agreement by each of the parties thereto other than the Company, the Subsidiary
                  Guarantors, and that the

                                       2

                  performance thereof is within the capacity and powers of each of the parties thereto other than the Company, and the
                  Subsidiary Guarantors;

         (iii)    the absence of any other arrangements between any of the
                  parties to the Agreement which modify or supersede any of the terms of said agreements.

On the basis of such assumptions and subject to the qualification set out below, we are of the opinion that:

(1)      the Company is duly incorporated and is validly existing as a sociedad anonima under the laws of Argentina and has full power and capacity to execute the Agreement and to create and issue the CGD Note, and to undertake and perform the obligations expressed to be assumed by it therein, and the Company has taken all necessary action to approve and to authorize the same;

(2)      each of Promas S.A. and Mastellone San Luis S.A. (the "Argentine
         Subsidiary Guarantors") is duly incorporated and validly existing as a sociedad anonima under the laws of Argentina, and has corporate power and authority to execute the Agreement and to undertake and perform the obligations expressed to be assumed by it therein, and each of such
         Argentine Subsidiary Guarantors has taken all necessary action to approve and to authorize the same;

(3)      all of the issued and outstanding capital stock of each of the
         Argentine Subsidiary Guarantors has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for liens on capital stock of Promas S.A. as accurately described in the
         Company's Offering Memorandum and Proxy Solicitation Statement dated
         September 16th, 2004, as amended (the "Offering Memorandum");

(4)      all of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and non assessable and have been issued in compliance with applicable securities laws. None of the outstanding shares of capital stock of the
         Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries and equity interests in any firm, partnership, joint venture or other entities, other than those accurately described in the Offering Memorandum;

(5)      the execution, delivery and performance by the Company of the Agreement and the issuance of the CGD Note, do not and will not (i) violate its estatutos sociales or other organizational documents, or (ii) conflict with or result in a breach of or default under Applicable Law.

                                       3

(6)      the execution, delivery and performance by the Subsidiary Guarantors of the Subsidiary Guarantee provided in the Agreement do not and will not
         (i) violate their respective estatutos sociales or other organizational documents, or (ii) conflict with or result in a breach of or default under Applicable Law.

(7)      the Agreement has been duly authorized, executed and delivered by the
         Company and the Subsidiary Guarantors and constitutes a legal, valid, binding and enforceable obligation of each of the Company and the
         Subsidiary Guarantors, is in appropriate form to be admissible in evidence in the courts of Argentina and contains no provision which is contrary to Applicable Law or public policy in Argentina or which would for any reason currently not be upheld by the courts of Argentina;

(8)      the CGD Note has been duly authorized, executed and delivered by the
         Company and constitute legal, valid, binding and enforceable obligations of the Company;

(9)      the Subsidiary Guarantee issued by each Argentine Subsidiary Guarantor has been duly authorized, executed and delivered by each of such
         Argentine Subsidiary Guarantor and constitutes a legal, valid and enforceable obligation of such Argentine Subsidiary Guarantor and is in appropriate form to be admissible in evidence in the courts of
         Argentina;

(10)     the CGD Note constitute direct, general and unconditional obligations of the Company which (i) rank pari passu among themselves and (ii) will at all times rank at least pari passu with all other present and future unsecured obligations of the Company, save for such exceptions as may be provided under Applicable Law;

(11)     the obligations of each Argentine Subsidiary Guarantor under its
         Subsidiary Guarantee constitute the direct, general, irrevocable, unsecured and unsubordinated obligations of such Subsidiary Guarantor;

(12)     the Company's execution, delivery and performance of the Agreement and the issuance of the CGD Note: (i) will not conflict with or constitute a breach of, or default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, and (ii) will not result in any violation of any statute, rule, regulation law, or administrative or court order or decree applicable to the Company or any of its
         Subsidiaries. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf)
         the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its
         Subsidiaries;

(13)     there are no further authorizations, consents or approvals required by the Company or the Subsidiary Guarantors for or in connection with the execution of the Agreement or the issuance of the CGD Note;

                                       4

(14)     The choice of the New York law as the governing law of the Agreement and the CGD Note submission to any court of the New York State' courts in the Agreement where the parties expressly agree to submit to the non-exclusive jurisdiction of such courts, is valid, binding and enforceable.

(15)     The Agreement and the CGD Note are governed by the New York law; any of the provisions of these documents which are not legal, valid or enforceable under the New York law might not be enforceable in the
         Argentine courts either.

(16)     the courts of Argentina will generally recognize as valid, and will enforce, any final and conclusive civil judgment for a monetary claim obtained in a court located in the United States against the Company by any holder of CGD Note and/or under the Agreement in any action commenced by services of process as specified therein, provided that the requirements of Article 517 of the Federal Code of Civil and
         Commercial Procedure are met, as follows:
              (A)the judgement, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the Argentine conflict of law principles regarding jurisdiction and resulted from a personal action, or an in rem action with respect to personal property which was transferred to Argentine territory during or after the prosecution of the foreign
                 action,
              (B)the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in
                 accordance with due process of law, was given an opportunity to defend against the foreign action,
              (C)the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentina law,
              (D)the judgment does not violate the principles of public policy of Argentine law, and
              (E)the judgment is not contrary to a prior or simultaneous judgment of an Argentine court;

(17)     any judgment obtained in a court in Argentina against the Company by any holder of the CGD Note or by any party under the Agreement would be expressed in United States dollars;

(18)     we are not aware of the existence of any pending or threatened legal or governmental actions, suits or proceedings against or affecting the
         Company or any of its Subsidiaries; or which have as the subject thereof any property owned or leased by the Company or any of its
         Subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to materially affect the Company's business;

The opinions set out in this letter as regards the binding nature and enforceability of the obligations of the Company, and the Argentine Subsidiary
Guarantors contemplated under the Agreement and the CGD Note are subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganization, moratorium or similar law affecting the rights of creditors generally.

                                       5

We express no opinion as to any agreement, instrument or document other than those specified in this letter.

A copy of this opinion letter may be delivered by you to any person that becomes a Lender in accordance with the provisions of the Agreement. Any such person may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

This opinion letter is rendered to you in connection with the transactions contemplated by the Agreement. This opinion letter may not be relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development or circumstance may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

Yours faithfully,

                                                          EXHIBIT D - FORM OF
                                                                   OPINION OF
                                             NEW YORK COUNSEL FOR THE COMPANY

                                                             February 8, 2005

Compagnie Gervais Danone

                            Mastellone Hermanos S.A.
                            ------------------------

Ladies and Gentlemen:

         We have acted as New York counsel to Mastellone Hermanos S.A., an
Argentine corporation (the "Company"), Leitesol Industria e Comercio S.A., a
Brazilian limited corporation ("Leitesol"), Promas S.A., an Argentine corporation ("Promas"), and Mastellone San Luis S.A., an Argentine corporation
(together with Leitesol and Promas, the "Subsidiary Guarantors") for the sole purpose of delivering this opinion letter in connection with the Amended and
Restated Loan Agreement dated as of February 8, 2005 (the "Loan Agreement")
among the Company, the Subsidiary Guarantors and you. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

         In that connection, we have reviewed the Loan Agreement (including the
Exhibits thereto).

         We have also reviewed originals or copies of such other records of the
Company and the Subsidiary Guarantors, certificates of officers of the Company and the Subsidiary Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

         In connection with the delivery of this opinion letter, we have assumed:

     (A) The Loan Agreement will be executed in the form that we reviewed and that the CGD Note will be executed substantially in the form of Exhibit A thereto.

     (B) The genuineness of all signatures.

     (C) The authenticity of the originals of the documents submitted to us.

     (D) The conformity to authentic originals of any documents submitted to us as copies.

     (E) That the Loan Agreement is the legal, valid and binding obligation of each party thereto, other than the Company and the Subsidiary Guarantors, enforceable against each such party in accordance with its terms.

     (F) That:

               (1) Each of the Company and each Subsidiary Guarantor is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

               (2) Each of the Company and each Subsidiary Guarantor has full power to execute, deliver and perform, and has duly executed and delivered, the Loan Agreement and, in the case of the Company, the CGD
          Note.

               (3) The execution, delivery and performance by each of the
          Company and each Subsidiary Guarantor of the Loan Agreement and by the
          Company of the CGD Note have been duly authorized by all necessary action (corporate or otherwise) and do not:

                    (a) contravene its certificate or articles of incorporation, by-laws or other organizational documents;

                    (b) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

                    (c) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

               (4) Except with respect to Generally Applicable Law, no
          authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company or any Subsidiary
          Guarantor of the Loan Agreement or by the Company of the CGD Note or,
          if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

         "Generally Applicable Law" means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, a Subsidiary Guarantor, the Loan
Agreement or the CGD Note. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Company, a
Subsidiary Guarantor, the Loan Agreement or the CGD Note solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Loan Agreement or any of its affiliates.

         Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Loan Agreement and the CGD Note are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and that the Loan Agreement is the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

         Our opinion expressed above is subject to the following qualifications:

          (a) Our opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors'
     rights.

          (b) Our opinion is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We express no opinion with respect to Section 8.05 of the Loan
     Agreement to the extent that such Section permits set off to be made without notice.

          (d) We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the Loan Agreement to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm or violations of securities laws.

          (e) We express no opinion with respect to the enforceability of any indemnity against loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

          (f) We express no opinion with respect to Section 8.11 of the Loan
     Agreement to the extent that such Section (i) contains a waiver of any objection based on inappropriate venue or forum non conveniens in any federal court of the United States or (ii) implies that a federal court of the United States has subject matter jurisdiction.

          (g) Our opinion is limited to Generally Applicable Law.

         A copy of this opinion letter may be delivered by any of you to any
Person to which you assign any portion of your rights and obligations under the
Loan Agreement and the CGD Note in accordance with the provisions of the Loan
Agreement. Any such Person may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Person on the date hereof.

         This opinion letter is rendered to you in connection with the transactions contemplated by the Loan Agreement. This opinion letter may not be relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose without our prior written consent.

         This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development or circumstance may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

                                             Very truly yours,

JAM
RHR